Exhibit 10.59

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT




                          Dated as of February 27, 1997

                                      among

                          MOTIVEPOWER INDUSTRIES, INC.,
                                   as Borrower


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                              as Agent and Lender,

                                       and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders




                                   Arranged By


                          BANCAMERICA SECURITIES, INC.

                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I

         DEFINITIONS..........................................................2
         1.01  Certain Defined Terms..........................................2
         1.02  Other Interpretive Provisions.................................31
         1.03  Accounting Principles.........................................32
         1.04  Amendment and Restatement.....................................32

ARTICLE II

         THE CREDITS.........................................................33
         2.01  Amounts and Terms of Commitments..............................33
                  (a)      The Term Credit...................................33
                  (b)      The Revolving Credit..............................34
                  (c)      Letters of Credit.................................34
         2.02  Loan Accounts; Notes..........................................40
               --------------------
         2.03  Procedure for Borrowing.......................................40
               -----------------------
         2.04  Conversion and Continuation Elections.........................41
               -------------------------------------
         2.05  Voluntary Termination or Reduction of Commitments.............42
               -------------------------------------------------
         2.06  Optional Prepayments..........................................43
               --------------------
         2.07  Mandatory Prepayments of Loans; Mandatory Commitment
               ----------------------------------------------------
                  Reductions.................................................43
                  (a)      Asset Dispositions................................43
                  (b)      Subordinated Debt Issuance........................44
                  (c)      Overadvances......................................44
                  (d)      General...........................................44
                  (e)      Reduction of Commitment...........................45
         2.08  Repayment.....................................................45
               ---------
                  (a)      The Term Credit...................................45
                           ---------------
                  (b)      The Revolving Credit..............................45
                           --------------------
         2.09  Interest......................................................46
         2.10  Fees..........................................................46
                  (a)  Arrangement, Agency Fees..............................46
                  (b)      Commitment Fees...................................47
                  (c)      Compensation for Letters of Credit................47
         2.11  Computation of Fees and Interest..............................48
               --------------------------------
         2.12  Payments by the Borrower......................................48
               ------------------------
         2.13  Payments by the Lenders to the Agent..........................49
               ------------------------------------
         2.14  Sharing of Payments, Etc......................................50
               -------------------------
         2.15  Security and Guaranty.........................................50
               ---------------------

ARTICLE III

         TAXES, YIELD PROTECTION AND ILLEGALITY..............................50
         3.01  Taxes.........................................................50
         3.02  Illegality....................................................51
         3.03  Increased Costs and Reduction of Return.......................52
         3.04  Funding Losses................................................53
         3.05  Inability to Determine Rates..................................54

Section                                                                    Page



         3.06  Reserves on Offshore Rate Loans..............................54
               -------------------------------
         3.07  Certificates of Lenders......................................54
               -----------------------
         3.08  Substitution of Lenders......................................54
               -----------------------
         3.09  Survival.....................................................55
               --------

ARTICLE IV

         CONDITIONS PRECEDENT...............................................55
         4.01  Conditions of Initial Closing................................55
                  (a)      Credit Agreement and Notes.......................55
                  (b)      Resolutions; Incumbency..........................55
                  (c)      Organization Documents; Financials and Solvency;
                           Good Standing....................................55
                           -------------
                  (d)      Legal Opinions...................................56
                           --------------
                  (e)      Payment of Fees..................................56
                           ---------------
                  (f)      Collateral Documents.............................56
                           --------------------
                  (g)      Insurance Policies...............................58
                           ------------------
                  (h)      Environmental Review.............................58
                           --------------------
                  (i)      Certificate......................................58
                           -----------
                  (j)      Borrower Reorganization..........................59
                           -----------------------
                  (k)      Repayment of Eurodollar Loans to BABC............59
                           -------------------------------------
                  (l)      Assignment of BABC Loans.........................59
                           ------------------------
                  (m)      Documentation of Borrowing Subsidiary Loans......59
                           -------------------------------------------
                  (n)      Termination of PTRA and HBTC Liens...............59
                           ----------------------------------
                  (o)      Other Documents..................................59
                           ---------------
         4.02  Conditions to All Borrowings.................................59
                  (a)      Notice of Borrowing or Conversion/Continuation
                            ................................................60
                  (b)      Continuation of Representations and Warranties
                            ................................................60
                  (c)      No Existing Default..............................60
                  (d)      Availability.....................................60

ARTICLE V

         REPRESENTATIONS AND WARRANTIES.....................................60
         5.01  Corporate Existence and Power................................60
         5.02  Corporate Authorization; No Contravention....................61
         5.03  Governmental Authorization...................................61
         5.04  Binding Effect...............................................61
         5.05  Litigation...................................................62
         5.06  No Default...................................................62
         5.07  ERISA Compliance.............................................62
         5.08  Use of Proceeds; Margin Regulations..........................63
         5.09  Title to Properties..........................................63
         5.10  Taxes........................................................63
         5.11  Financial Condition..........................................63
         5.12  Environmental Matters........................................64
         5.13  Collateral Documents.........................................65

Section                                                                    Page



         5.14  Regulated Entities...........................................66
         5.15  No Burdensome Restrictions...................................66
         5.16  Copyrights, Patents, Trademarks and Licenses, etc.
                   .........................................................66
         5.17  Capitalization and Subsidiaries..............................67
               -------------------------------
         5.18  Insurance....................................................67
               ---------
         5.19  Solvency.....................................................67
               --------
         5.20  Swap Obligations.............................................67
               ----------------
         5.21  Full Disclosure..............................................67
               ---------------

ARTICLE VI

         AFFIRMATIVE COVENANTS..............................................68
         6.01  Financial Statements and Borrowing Base Certificate
                   .........................................................68
         6.02  Certificates; Other Information..............................69
               -------------------------------
         6.03  Notices......................................................70
               -------
         6.04  Preservation of Corporate Existence, Etc.....................72
               ----------------------------------------
         6.05  Maintenance of Property; Locomotives.........................72
               ------------------------------------
         6.06  Insurance....................................................72
               ---------
         6.07  Payment of Obligations.......................................73
               ----------------------
         6.08  Compliance with Laws.........................................73
               --------------------
         6.09  Compliance with ERISA........................................74
               ---------------------
         6.10  Inspection of Property and Books and Records.................74
               --------------------------------------------
         6.11  Environmental Laws...........................................74
               ------------------
         6.12  Use of Proceeds..............................................74
               ---------------
         6.13  Location and Perfection of Collateral........................75
               -------------------------------------
         6.14  Further Assurances...........................................75
               ------------------

ARTICLE VII

         NEGATIVE COVENANTS.................................................76
         7.01  Limitation on Liens..........................................76
         7.02  Disposition of Assets........................................78
         7.03  Restriction on Fundamental Changes; Acquisitions.............79
         7.04  Loans and Investments........................................82
         7.05  Limitation on Indebtedness...................................84
         7.06  Transactions with Affiliates.................................84
         7.07  Use of Proceeds..............................................85
         7.08  Contingent Obligations.......................................85
         7.09  Joint Ventures; Subsidiaries.................................86
         7.10  Lease Obligations............................................87
         7.11  Restricted Payments; No Permitted Restrictions for
                  Subsidiaries..............................................87
         7.12  ERISA........................................................88
         7.13  Change in Business; Holding Companies; FSC Operations
                   .........................................................88
         7.14  Accounting Changes...........................................89
               ------------------
         7.15  Capital Expenditures.........................................89
               --------------------

Section                                                                    Page



         7.16  Maximum Ratio of Funded Debt to Cash Flow....................89
               -----------------------------------------
         7.17  Minimum Tangible Net Worth...................................89
               --------------------------
         7.18  Minimum Fixed Charges Coverage Ratio.........................89
               ------------------------------------

ARTICLE VIII

         EVENTS OF DEFAULT..................................................90
         8.01  Event of Default.............................................90
                  (a)      Non-Payment......................................90
                           -----------
                  (b)      Representation or Warranty.......................90
                           --------------------------
                  (c)      Specific Defaults................................90
                           -----------------
                  (d)      Other Defaults...................................90
                           --------------
                  (e)      Cross-Default....................................90
                           -------------
                  (f)      Insolvency; Voluntary Proceedings................91
                           ---------------------------------
                  (g)      Involuntary Proceedings..........................91
                           -----------------------
                  (h)      ERISA............................................91
                           -----
                  (i)      Monetary Judgments...............................92
                           ------------------
                  (j)      Non-Monetary Judgments...........................92
                           ----------------------
                  (k)      Change of Control................................92
                           -----------------
                  (l)      Loss of Licenses.................................92
                           ----------------
                  (m)      Adverse Change...................................92
                           --------------
                  (n)      Guarantor Defaults...............................92
                           ------------------
                  (o)      Collateral.......................................93
                           ----------
                  (p)      Cross-Acceleration to MK Gain Debt...............93
                           ----------------------------------
                  (q)      Locomotive Leases................................93
                           -----------------
         8.02  Remedies.....................................................93
               --------
         8.03  Specified Swap Contract Remedies.............................94
               --------------------------------
         8.04  Rights Not Exclusive.........................................94
               --------------------
         8.05  Certain Financial Covenant Defaults..........................96
               -----------------------------------

ARTICLE IX

         THE AGENT..........................................................96
         9.01  Appointment and Authorization; "Agent".......................96
         9.02  Delegation of Duties.........................................97
         9.03  Liability of Agent...........................................97
         9.04  Reliance by Agent............................................97
         9.05  Notice of Default............................................98
         9.06  Credit Decision..............................................98
         9.07  Indemnification of Agent.....................................99
         9.08  Agent in Individual Capacity.................................99
         9.09  Successor Agent.............................................100
         9.10  Withholding Tax.............................................100
         9.11  Collateral Matters..........................................102

ARTICLE X

         MISCELLANEOUS.....................................................102
         10.01  Amendments and Waivers.....................................102

Section                                                                    Page



         10.02  Notices.....................................................103
                -------
         10.03  No Waiver; Cumulative Remedies..............................104
                ------------------------------
         10.04  Costs and Expenses..........................................105
                ------------------
         10.05  Borrower Indemnification....................................105
                ------------------------
         10.06  Marshalling; Payments Set Aside.............................107
                -------------------------------
         10.07  Successors and Assigns......................................107
                ----------------------
         10.08  Assignments, Participations, etc............................107
                ---------------------------------
         10.09  Confidentiality.............................................109
                ---------------
         10.10  Set-off.....................................................110
                -------
         10.11  Intentionally Omitted.......................................110
                ---------------------
         10.12  Notification of Addresses, Lending Offices, Etc.
                   .........................................................110
         10.13  Counterparts................................................110
                ------------
         10.14  Severability................................................111
                ------------
         10.15  No Third Parties Benefited..................................111
                --------------------------
         10.16  Governing Law and Jurisdiction..............................111
                ------------------------------
         10.17  Waiver of Jury Trial........................................111
                --------------------
         10.18  Entire Agreement............................................112
                ----------------
||

    SCHEDULES

    Schedule 1.1A                 Terms of Reorganization
    Schedule 2.01                 Commitments
    Schedule 2.01(c)              Outstanding Letters of Credit as of Closing
    Schedule 2.07                 Motor Coils Machine Shop Equipment
    Schedule 5.05                 Litigation
    Schedule 5.07                 ERISA
    Schedule 5.11                 (A)  December 31, 1996 Unaudited
                                       Financials
                                  (B)  Off Balance Sheet Liabilities
                                  (C)  Pro Forma
                                  (D)  Projections
    Schedule 5.12                 Environmental Matters
    Schedule 5.13                 List of UCC Filing Jurisdictions
    Schedule 5.17                 Capitalization and Subsidiaries
    Schedule 5.18                 Insurance Matters
    Schedule 6.05                 Owned Railroad Locomotives
    Schedule 6.13                 Location of Collateral
    Schedule 7.01                 Permitted Liens
    Schedule 7.05                 Permitted Indebtedness
    Schedule 7.06                 Affiliate Transactions
    Schedule 7.08                 Contingent Obligations
    Schedule 10.02                Lending Offices; Addresses for Notices


    EXHIBITS

    Exhibit A                 Form of Compliance Certificate (Section 1.01)
    Exhibit B                 Form of Amended and Restated Guaranty (Section
                              1.01)
    Exhibit C                 Form of Notice of Borrowing (Section 1.01)
    Exhibit D                 Form of Notice of Conversion/Continuation
                              (Section 1.01)
    Exhibit E                 Form of Revolving Loan Note (Section 1.01)
    Exhibit F                 Form of Amended and Restated Term Loan Note
                              (Section 1.01)
    Exhibit G                 Form of Amended and Restated Security Agreement
                              (Borrower)(Section 1.01)
    Exhibit H                 Form of Amended and Restated Security Agreement
                              (Guarantors) (Section 1.01)
    Exhibit I                 Form of Legal Opinion of Borrower's Counsel
                              (Section 4.01)
    Exhibit J                 Form of Borrowing Base Certificate (Section
                              6.01)
    Exhibit K                 Form of Assignment and Acceptance (Section
                              10.08)

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of February 27, 1997, among MotivePower Industries, Inc., a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and Bank of America National Trust and Savings Association, as agent for the Lenders (the "Agent").

         WHEREAS, MotivePower Industries, Inc. (f/k/a MK Rail Corporation), a Delaware corporation, Motor Coils Manufacturing Company (f/k/a Motor Coils Manufacturing Co.), a Pennsylvania corporation ("Motor Coils"), Engine Systems Company, Inc. (f/k/a MK Engine Systems Company, Inc.), a New York corporation ("Engine"), Clark Industries Company (f/k/a Clark Industries, Inc.), an Illinois corporation ("Clark"), Touchstone Company (f/k/a Touchstone, Inc.), a Tennessee corporation ("Touchstone"), Power Parts Company, a Nevada corporation ("Power Parts") (each an "Existing Borrower" and collectively, the "Existing Borrowers"), and BankAmerica Business Credit, Inc., a Delaware corporation individually as a lender and as agent ("BABC"), are parties to that certain Amended and Restated Loan and Security Agreement dated as of September 10, 1996 (as amended, the "Existing Loan Agreement");

         WHEREAS, immediately prior to the effectiveness of this amendment and restatement of the Agreement, BABC has resigned as agent and assigned to the Agent all of its rights, duties and obligations as agent under the Existing Loan Agreement (and Agent has assumed all such rights, duties and obligations as the successor agent thereunder), and BABC has assigned to the Lenders all of its rights and outstanding loans, commitments and letter of credit obligations under the Existing Loan Agreement, and each Lender has assumed its ratable share of such loans, commitments and letter of credit obligations in accordance with the Pro Rata Shares (as defined below) hereunder;

         WHEREAS, on the Closing Date (as defined below) the Borrower and its Subsidiaries are undertaking a reorganization (the "Reorganization")of their corporate structure as described in full on Schedule 1.1A hereto, pursuant to which (among other things) the Borrower will become a holding company and no longer conduct business operations;

         WHEREAS, pursuant to the Borrower's request on the Closing Date, the proceeds of the Loans (as defined below) hereunder, to the extent necessary, are being applied in repayment of the outstanding loans to the Borrowing
Subsidiaries (as defined below) on the date hereof under the Existing Loan Agreement and Boise Locomotive Company, a Delaware corporation ("Boise

Locomotive"), provided, that such repayment shall not in any way release the Borrowing Subsidiaries from their continuing obligations under the Guaranty (as defined below); and

         WHEREAS, the Agent, the Lenders and the Borrower have agreed to amend and restate the Existing Loan Agreement (i) to continue to make available to the Borrower credit facilities in an aggregate amount up to $75,000,000, which will (among other things) be restated as a secured term loan which is increased to $20,000,000 and a secured revolving credit facility which is reduced to $55,000,000, all upon the terms and conditions set forth in this Agreement, (ii) to amend and restate the guaranty obligations of the Borrowing Subsidiaries and certain other Subsidiaries of the Borrower set forth in the Existing Loan Agreement to continue such obligations as part of the Guaranty, and (iii) to amend and restate the mortgages, security interests and liens granted by Borrower, the Borrowing Subsidiaries and certain other Subsidiaries of the Borrower in the Existing Loan Agreement and the other agreements contemplated thereby to continue such mortgages, liens and security interests pursuant to the Security Agreements and other Collateral Documents (as such terms are defined below);

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Account Debtor" means the Person obligated in any way on or in connection with an Account.

                  "Accounts" means all of the Borrower's, the Borrowing Subsidiaries', Clark's and in certain limited circumstances, the FSC's (on a consolidated basis) now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise; provided, however, that neither Agent, Arranger or Bank of America Illinois shall in any event be deemed to be Affiliates of the Borrower or its Affiliates.

                  "Agent" means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.09.

                  "Agent-Related Persons" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, without limitation, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

                  "Agreement" means this Second Amended and Restated Credit Agreement, as hereafter modified, amended or restated from time to time.

                  "Applicable Margin" means the percentage as set forth below then applicable to, respectively, the Commitment Fee, Offshore Rate Loans, Base Rate Loans, documentary or commercial Letter of Credit fees and stand-by Letter of Credit fees as determined by using the following performance based grid after determining which of the pricing levels (being I through V) specified thereon is then in effect:




                                             Pricing             Pricing              Pricing
                                            Level II:           Level III:           Level IV:
         Ratio of:                          less than           less than            less than
     (A) Funded Debt to     Pricing         1.50x and           2.25x and            3.00x and            Pricing
     (B) Cash Flow          Level I:        greater than        greater than         greater than         Level V:
                            less than       or equal to         or equal to          or equal to          greater than
                            1.00x           1.00x               1.50x                2.25x                3.00
                          ------------      ------------        ------------         ------------         ------------
Commitment Fee:               0.20%            0.25%                0.30%               0.35%               0.375%
Offshore Rate Loans:          0.50%            0.75%                1.00%               1.50%               2.00%
Base Rate Loans:              0.00%            0.00%                0.00%               0.50%               1.00%
Documentary or
Commercial Letters
of Credit:                    0.25%            0.375%               0.50%               0.75%               1.00%
Stand-by Letters of
Credit:                       0.50%            0.75%                1.00%               1.50%               2.00%





                  As of the Closing Date, the Applicable Margin shall mean the percentages set forth under Pricing Level III and in no event will the Applicable Margin be reduced below Pricing Level III for a period of six (6) months after the Closing Date. Subject to the limitations of the first sentence of this paragraph, the Pricing Level in effect and thereby the Applicable Margin will first be subject to adjustment on the third (3rd) Business Day following delivery of the financial statements as required by Section 6.01(b) and the Compliance
         Certificate as required by Section 6.02(b) for the Fiscal Quarter ending June 27, 1997, and any such adjustment shall be effective as of the third (3rd) Business Day following the delivery of such quarterly financial statements for each Fiscal Quarter thereafter; provided, however, that if the Borrower would be entitled to have the Applicable Margin decreased based on the financial results for its Fiscal Quarter ending in June, 1997 but for the operation of the first sentence of this paragraph, then such decrease in the Applicable Margin shall instead take effect as of the date which is the six (6) month anniversary of the Closing Date, and the Applicable Margin shall be readjusted again based on the financial results for the Borrower's Fiscal Quarter ending in September 1997 and thereafter from time to time in accordance with the above provision. The applicable pricing level set forth in the grid above (and as such the Applicable Margin) for the Commitment Fee, Offshore Rate Loans, Base Rate Loans, documentary or commercial Letter of Credit fees and stand-by Letter of Credit fees will be determined and adjusted (up or down) as necessary quarterly based on which pricing level as set forth in the grid above reflects the Borrower's ratio of Funded Debt to Cash Flow (as determined pursuant to Section

         7.16) for the trailing twelve month period then ended as calculated using the Borrower's quarterly consolidated financial statements. Further, if Borrower's annual audited financial statements (as required by Section 6.01(a)) and the Compliance Certificate as required by
         Section 6.02(b) for any Fiscal Year as subsequently delivered demonstrate that such ratio of Funded Debt to Cash Flow (as determined pursuant to Section 7.16) calculated at the end of the final Fiscal Quarter in such Fiscal Year was higher than was reported in the final quarterly financial statement delivered during any such Fiscal Year, then the Borrower shall pay to the Agent for the ratable benefit of Lenders a make-up payment within five (5) days after delivery of the Borrower's annual audited financial statements. The make-up payment shall be equal to the difference between interest that should have been paid during such Fiscal Year and interest actually paid. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the financial statements for any Fiscal Quarter end as required by Section 6.01(b) and the Compliance Certificate as required by Section 6.02(b), or the annual audited financial statements required by Section 6.01(a) hereof and the Compliance Certificate as required by Section 6.02(b), the ratio of Funded Debt to Cash Flow shall be deemed to be greater than or equal to 3.0 to 1.0 for purposes of the calculation of which Pricing Level shall apply in determining the Applicable Margin.

                  "Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

                  "Assignee" has the meaning specified in Section
         10.08(a).

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Availability" means, at any time, (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts of the Borrower, the Borrowing Subsidiaries, Clark and the FSC (on a consolidated basis) plus (B) seventy percent (70%) of the aggregate amount of all Eligible Inventory consisting of raw materials and finished goods of the Borrower, the Borrowing Subsidiaries and Clark (on a consolidated basis), plus (C) thirty percent (30%) of the aggregate amount of all Eligible Inventory consisting of work-in-process of the Borrower, the Borrowing Subsidiaries and Clark (on a consolidated basis), minus (b) the sum of (i) reserves for accrued interest on the Obligations, (ii) the Environmental Compliance Reserve, and (iii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's, the Borrowing Subsidiaries', Clark's and the FSC's Accounts and/or Inventory, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower or any Guarantor.

                  "BABC" means BankAmerica Business Credit, Inc., a Delaware corporation.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) one-half of one percent (0.50%) per annum above the latest Federal Funds Rate; and
         (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Boise Locomotive" has the meaning set forth in the recitals to this Agreement.

                  "Borrower" means MotivePower Industries, Inc., a Delaware corporation.

                  "Borrower Pledge Agreement" means the Pledge Agreement of even date herewith executed by the Borrower in favor of the Agent, on behalf of the Lenders, pledging all the stock of its Subsidiaries (other than MK Gain), and any amendments, modifications or restatements thereof, or any pledge agreements entered into after the Closing Date by the Borrower.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Lenders under
         Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03 or a letter of credit is issued under Section 2.01.

                  "Borrowing Subsidiary" or "Borrowing Subsidiaries" means, individually or collectively, Engine Systems Company, Inc., a New York corporation; Motor Coils Manufacturing Company, a Pennsylvania corporation; Power Parts Company, a Nevada corporation; Touchstone Company, a Tennessee corporation; and Boise Locomotive Company, a Delaware corporation.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means, all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a capital lease.

                  "Cash  Flow"  means,  as to any  Person and for any period for
         which  such  amount  is  being   determined,   EBITDA   minus   Capital
         Expenditures.

                  "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                  "Change of Control" means (a) that the Borrower shall cease to own, directly or indirectly, all of the outstanding capital stock of each Guarantor or MK Gain and its Subsidiaries; or (b) that any Person or group of Persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 20% or more of the issued and outstanding shares of the Borrower's capital stock having the right to vote for the election of directors of Borrower under ordinary  circumstances;  or (c) that during any period of twelve
         (12) consecutive calendar months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Guarantor or any Borrowing Subsidiary (excluding the capital stock of MK Gain), including, without limitation, any such property or interests in property (or the proceeds thereof) in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Lenders.

                  "Collateral Documents" means, collectively, (i) the Security Agreements, the Guaranty, the Mortgages, the Pledge Agreements and all other locomotive mortgages and lease assignments, security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrower or any Borrowing Subsidiary or any Guarantor and the Lenders or the Agents for the benefit of the Agent (on behalf of the Lenders) and/or the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower, any Borrowing Subsidiary or any Guarantor as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                  "Commitment", as to each Lender, means such Lender's Pro Rata Share of each of the Term Commitment and the Revolving Commitment as the same may be reduced under

         Section 2.05 or as a result of one or more assignments under Section 10.08.

                  "Commitment Fee" has the meaning specified in
         Section 2.09.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered or (d) in respect of any Swap Contract.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Disposition" means (i) the sale, lease, conveyance or other disposition of property or assets by the Borrower or any Subsidiary of the Borrower and/or (ii) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower and held by such transferor Person.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "EBITDA" means, as to any Person and for any period as to which such amount is being determined, the sum of the amounts (on a consolidated basis) for such period of (i) net income from operations (meaning, among other things, income exclusive of extraordinary gains and losses), (ii) interest expense, (iii) provisions for taxes based on income, (iv) depreciation expense, and (v) amortization expense.

                  "Eligible Accounts" means all Accounts of the Borrower, the Borrowing Subsidiaries, Clark and the FSC (on a consolidated basis) which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

                           (A) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due except to the extent that such Account is secured or payable by a letter of credit in form and substance and from an issuer satisfactory to the Agent in its reasonable discretion (and assigned to the Agent, for the benefit of the Lenders); provided, however, that if the Account Debtor is either (i) a Class I Carrier (as defined for carriers other than common and contract carriers of passengers from time to time in the rules and regulations promulgated by the Surface Transportation Board, Department of Transportation) or
         (ii) a Specified Original Equipment Manufacturer, then up to $3,000,000 of Accounts owing by such Account Debtors otherwise deemed ineligible by virtue of not having satisfied the requirements of the first part of this clause (A) shall nonetheless be eligible so long as not more than 120 days have elapsed since the date of the original invoices therefor and such Accounts are not more than 90 days past due and otherwise satisfy the requirements for Eligible Accounts;

                           (B) with respect to which any of the representations, warranties, covenants, and agreements contained in any Security Agreement are not or have ceased to be complete and correct or have been breached;

                           (C) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                           (D) which represents a progress billing (as hereinafter defined), arises under a contract backed by a performance bond, or as to which the Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's, such Borrowing Subsidiary's, Clark's or the FSC's completion of any further performance under the contract or agreement;

                           (E) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                           (F) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts (excluding, however, any so-called retainages which are not then due and owing) owed at such time by the Account Debtor is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

                           (G) owed to the FSC or owed to any Person by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or foreign credit insurance in form and substance and from an issuer satisfactory to the Agent in its reasonable discretion (and assigned to the Agent on behalf of the Lenders);

                           (H) owed by an Account Debtor which is an Affiliate or employee of the Borrower or any Subsidiary of the Borrower including, without limitation, the FSC or MK Gain and its Subsidiaries;

                           (I) except as provided in clause (K) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                           (J) which is owed by an Account Debtor to which the Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                           (K) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

                           (L) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                           (M) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                           (N) which is evidenced by a promissory note or other instrument or by chattel paper;

                           (O) if Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                           (P) with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, West Virginia, or any other state requiring the filing of a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless the Borrower, any Borrowing Subsidiary, Clark or the FSC, as applicable, has qualified to do business in New Jersey, Minnesota, West Virginia, or such other state, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                           (Q) arises out of a sale not made in the ordinary course of the Borrower's, any such Borrowing Subsidiary's, Clark's, or the FSC's business;

                           (R) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or any applicable Borrowing Subsidiary or Clark, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                           (S) arising under a contract providing for financial penalties for default that may be set-off against such Account;

                           (T) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders;

                           (U) of Touchstone with respect to which the Account Debtor is located in Minnesota; or

                           (V) which is owed by an Account Debtor who has been issued, granted or provided with a performance bond, surety contract or other Surety Instrument with respect to Accounts which are related to a contract so secured by such performance bond, surety contract or other Surety Instrument.

                  If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts, and the Accounts of the FSC shall not in any event be Eligible Accounts unless they satisfy all of the restrictions above, including, without limitation clause (G) above, and in addition the Borrower shall have provided the Agent (on behalf of the Lenders) with a legal opinion from counsel licensed in Barbados and such other documents as the Agent shall request all in form and substance and from Persons acceptable to the Agent establishing that Agent (on behalf of the Lenders) has a prior perfected security interest in such Accounts and such other matters as the Agent shall request on the FSC and further that the Agent shall be satisfied with its ability to prosecute any claims related to such Accounts.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $100,000,000; (e) an insurance company organized under the laws of the United States of America (or any State thereof) and having total assets in excess of $100,000,000; (f) a savings bank or savings and loan association organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $100,000,000; (g) a pension fund or other institutional lender or investor; (h) a corporation (other than a financial institution) organized under the laws of any State of the United States of America and having total assets in excess of $100,000,000; and (i) and any Lender party to this Agreement on the Closing Date or any Affiliate of any thereof.

                  "Eligible Inventory" means all Inventory of the Borrower, the Borrowing Subsidiaries and Clark (determined individually or on a consolidated basis, as applicable), valued at the lower of cost or market on a first-in, first out ("FIFO") basis, that constitutes raw materials, work-in-process, and first quality finished goods and that:
         (a) is not, in the Agent's reasonable opinion, obsolete, slow-moving or unmerchantable; (b) is located at premises owned by the Borrower, Borrowing Subsidiary or Clark or on premises otherwise reasonably acceptable to the Agent, provided, however, that Inventory located on premises leased to the Borrower, a Borrowing Subsidiary or Clark shall not be Eligible Inventory unless the Agent shall have received a written waiver or subordination agreement, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory; (c) is not in transit or held on consignment or at a third party's premises; (d) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (e) is not spare parts (for manufacturing equipment or not otherwise held for sale in the ordinary course), packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower, a Borrowing Subsidiary or Clark on consignment; (f) is not raw materials, work-in-process or finished goods identified to a specific contract as to which progress payments have been received; (g) has excluded from the value thereof freight-in and other transportation charges and warehouse overhead; (h) is not raw materials, work-in-process or finished goods inventory in excess of $3,000,000 in value (based on the lower of cost or market value on a FIFO basis) in the aggregate to the extent it has been identified to a specific contract for which performance bonds or a surety contract or other Surety Instrument of any kind has been issued or provided; or (i) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury

         (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower or taken as Collateral in connection with any operations of the Borrower.

                  "Environmental Compliance Reserve" means any reserves which the Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by the Borrower (or its Subsidiaries) in order for the Borrower (or its Subsidiaries) and their operations and property to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws; provided, however, that such reserve shall be limited to an amount reasonably likely to be expended by the Borrower (or its Subsidiaries) prior to the Stated Maturity Date, all as reasonably determined by Agent.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA;
         (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
         Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property;
         (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                  "Existing Borrowers" has the meaning set forth in the recitals to this Agreement.

                  "Existing Loan Agreement" has the meaning set forth in the recitals to this Agreement.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in Section
         2.10(a).

                  "Fiscal Month" means Borrower's fiscal month for accounting purposes, which shall be the four or five week period ending on the last Friday of each calendar month.

                  "Fiscal Quarter" means the Borrower's fiscal quarter for accounting purposes, which shall be the three (3) Fiscal Month period ending during the calendar months of March, June, September and December of each year.

                  "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1997.

                  "Fixed Charges" means, as to any Person and for any period on which such amount is to be determined, the sum of the amounts (on a consolidated basis) for such period for (i) interest expense, (ii) rent expenses pursuant to all operating leases, (iii) Capital Expenditures,
         (iv) principal payments which such Person is obligated to make as scheduled payments with respect to the Commitments, Loans and other Indebtedness, (v) cash tax expense paid or due and (vi) cash dividends paid.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "FSC" means MotivePower Foreign Sales Corporation, a Barbados corporation.

                  "Funded Debt" means, for any Person and for any period for which such amount is being determined, the sum of the amounts for such period (without duplication) of (i) Indebtedness, (ii) the aggregate drawn amount of all outstanding Letters of Credit, (iii) the aggregate amount of payments which the Borrower is obligated to pay at any time with respect to its redeemable preferred stock and (iv) the aggregate amount of obligations with respect to capital leases.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date and consistently applied.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantors" means each of the Borrowing Subsidiaries, MotivePower Investments, Clark, FSC, and any other Person that becomes a Subsidiary of the Borrower after the Closing Date other than MK Gain and its Subsidiaries.

                  "Guaranty" means the Amended and Restated Guaranty of even date herewith in substantially the form of Exhibit B executed by the Guarantors in favor of the Agent, on behalf of the Lenders, together with all amendments, modifications and supplements thereto consented to by the Agent in writing.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hazardous  Materials"  means  all those  substances  that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                  "HBTC" means the Houston Belt & Terminal Railway Company, a corporation.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "Indemnified Liabilities" has the meaning specified in
         Section 10.05.

                  "Indemnified Person" has the meaning specified in
         Section 10.05.

                  "Independent Auditor" has the meaning specified in
         Section 6.01(a).

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, (a) as to any Offshore
         Rate Loan, the last day of each Interest Period applicable to such Offshore Rate Loan, (b) as to any Offshore Rate Loan with a 6- or 12-month Interest Period, on each 3-month anniversary of the making of such Offshore Rate Loan and the last day of the Interest Period of such Offshore Rate Loan, and (c) as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan.

                  "Interest  Period"  means,  as to any Offshore Rate Loan,  the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months (or if available, 12-months) thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                                (i) if any Interest  Period would  otherwise end
                  on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                               (ii) any Interest  Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                              (iii) no Interest Period for any Loan shall extend
                  beyond the Stated Maturity Date.

                  "Inventory" means all of the Borrower's, the Borrowing Subsidiaries' and Clark's (on a consolidated basis) now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them but excluding, in any event, railroad locomotives and rolling stock held for lease.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Issuing Bank" shall initially mean BofA, and any other bank selected by the Agent from time to time to issue Letters of Credit under Section 2.01(c).

                  "Joint Venture" means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lenders" means the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Lender" includes any such institution in its capacity as Specified Swap Provider or the Issuing Bank. Unless the context otherwise clearly requires, references to any such institution as a "Lender" shall also include any of such institution's Affiliates that may at any time of determination be Specified Swap Providers or the Issuing Bank.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
         Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Borrower and the Agent.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

                  "Letter of Credit" has the meaning specified in
         Section 2.01(c).

                  "Loan" means an extension of credit by a Lender to the Borrower under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan or Term Loan.

                  "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Fee Letter, any documents evidencing or related to Specified Swap Contracts or Letters of Credit, and all other documents delivered to the Agent, any Lender, a Specified Swap Provider or the Issuing Bank in connection with the transactions contemplated by this Agreement.

                  "Majority Lenders" means, at any time, Lenders then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Lenders then having at least 66-2/3% of the Commitments.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Guarantor to perform under any Loan Document and to avoid any Event of Default; or
         (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

                  "MK Gain" means (i) initially MK Gain, S.A. de C.V., a Mexican corporation, and its direct and indirect wholly owned subsidiaries and (ii) thereafter MPI de Mexico, S.A.
         de C.V. if and when the Agent is notified in writing of the consummation of the Borrower's corporate reorganization of its Mexican operations, pursuant to which a newly formed holding company, MPI de Mexico, S.A. de C.V., shall become a Wholly-Owned Subsidiary of the Borrower and all of the assets and operations of MK Gain, S.A. de C.V. shall have been merged into or contributed to such Person.

                  "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

                  "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

                  "MotivePower   Investments"   means  MotivePower   Investments
         Limited, a Delaware corporation and a direct Wholly-Owned subsidiary of the Borrower.

                  "MotivePower Investments Pledge Agreement" means the Pledge Agreement of even date herewith executed by MotivePower Investments in favor of the Agent, on behalf of the Lenders, pledging all the stock of its Subsidiaries, and any amendments, modifications or restatements thereof, or any pledge agreements entered into after the Closing Date by MotivePower Investments.

                  "Multiemployer Plan" means a "Multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

                  "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sales, use or other transaction taxes paid or payable by such Person as a direct result thereof, and
         (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

                  "Note" or "Notes" means the Revolving Loan Note and the Term Loan Note.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower, the Borrowing Subsidiaries and any other Guarantor to any Lender, the Agent, the Issuing Bank, a Specified Swap Provider and/or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =         LIBOR
                         1.00 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                         "LIBOR" means the rate of interest per annum determined
                  by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Lender as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Lender and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in Section
         10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisitions" has the meaning specified in
         Section 7.03.

                  "Permitted Liens" has the meaning specified in
         Section 7.01.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreements" means the Borrower Pledge
         Agreement, the MotivePower Investments Pledge Agreement and the Power Pledge Agreement.

                  "Pledged Collateral" has the meaning specified in the Pledge Agreements.

                  "Power Pledge Agreement" means the Pledge Agreement of even date herewith executed by Power Parts Company, a Nevada corporation in favor of the Agent, on behalf of the Lenders, pledging all the stock of its Subsidiaries, and any amendments, modifications or restatements thereof, or any pledge agreements entered into after the Closing Date by such Person.

                  "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders.

                  "PTRA" means the Port Terminal Railroad Association, a Texas association.

                  "Reference Lender" means BofA.

                  "Reorganization" shall have the meaning specified in the recitals hereto.

                  "Replacement Lender" has the meaning specified in
         Section 3.08.

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "Revolving Commitment" means Fifty-Five Million Dollars ($55,000,000).

                  "Revolving Loan" has the meaning specified in
         Section 2.01.

                  "Revolving Loan Note" means the promissory note executed by the Borrower in favor of the Agent, on behalf of the Lenders pursuant to Section 2.02(b), in substantially the form of Exhibit E as thereafter amended from time to time with the consent of the Agent.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Security Agreement (Borrower)" means the Amended and Restated Security Agreement executed by the Borrower in favor of the Agent, on behalf of the Lenders, in substan tially the form of Exhibit G together with all amendments, modifications and supplements thereto consented to by the Agent in writing.

                  "Security Agreement (Guarantors)" means the Amended and Restated Security Agreement executed by the Guarantors in favor of the Agent, on behalf of the Lenders, in substantially the form of Exhibit H together with all amendments, modifications and supplements thereto consented to by the Agent in writing.

                  "Security Agreements" means, collectively, the Security Agreement (Borrower) and the Security Agreement
         (Guarantors).

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Specified Original Equipment Manufacturer" means
         General Motors Corporation and General Electric Company and their respective Subsidiaries and divisions that engage primarily in the business of manufacturing railroad locomotives or locomotive parts.

                  "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Borrower and any Specified Swap Provider which Swap Contract is or was intended by the Borrower to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to the Loans (which intent shall conclusively be deemed to exist if the Borrower so represents to the Specified Swap Provider in writing), and as to which the final scheduled payment by the Borrower is not later than the Stated Maturity Date.

                  "Specified Swap Provider" means any Lender, or any Affiliate of any Lender, that is at the time of determina tion party to a Specified Swap Contract with the Borrower.

                  "Stated Maturity Date" means the fourth (4th) anniversary of the Closing Date.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary or Subsidiaries of the Borrower including, without limitation, MK Gain and the Guarantors.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, performance bonds, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Tangible Net Worth" means, as to any Person and as of any date on which the amount thereof is to be determined, (a) the stated amount of the shareholders' equity for all issued and outstanding capital stock, minus (b) the aggregate stated amount of any redeemable preferred stock (plus accrued and unpaid dividends), and minus (c) the stated amount of all patents, copyrights, trademarks, trade names, franchises, goodwill, deferred charges, organization expenses, unamortized discounts and other intangibles.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Term Commitment" means Twenty Million Dollars
         ($20,000,000).

                  "Term Loan" has the meaning specified in Section 2.01.

                  "Term Loan Note" means the amended and restated term loan promissory note executed by the Borrower in favor of the Agent on behalf of the Lenders pursuant to Section 2.02(b),in substantially the form of Exhibit F as thereafter amended from time to time with the consent of the Agent.

                  "Type" has the meaning specified in the definition of "Loan."

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest of Agent (or any party for which Agent is agent) in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Unused Letter of Credit Subfacility" means an amount equal to $15,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Person being considered, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                           (iv)  The  term  "property"   includes  any  kind  of
         property or asset, real, personal or mixed, tangible or intangible.

                            (v) Reference to "$" or "dollars" shall mean US Dollars or if evaluating another currency, then the US Dollar value or equivalent at the time of consideration utilizing the spot rate for open market transactions in such currency.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         1.03 Accounting Principles. Unless the context otherwise clearly requires or Mexican GAAP is specifically referenced, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

         1.04 Amendment and Restatement. (a) This Agreement, the Guaranty and the Security Agreements collectively amend and restate in its entirety the Existing Loan Agreement and, upon effectiveness of this Agreement, the Guaranty and the Security Agreements, the terms and provisions of the Existing Loan Agreement shall, subject to Sections 1.04(b) and (c), be superseded hereby and thereby.

                  (b) Notwithstanding the amendment and restatement of the Existing Loan Agreement by this Agreement, the Guaranty, the Security Agreements and the Notes, the Borrower and the other Existing Borrowers shall continue to be liable to BABC, the Agent and the Lenders with respect to agreements on the part of the Existing Borrowers under the Existing Loan Agreement to indemnify and hold BABC, the Agent and the Lenders harmless from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which BABC, the Agent or any Lender may be subject arising in connection with any action taken, failure to take action or transaction contemplated in or under the Existing Loan Agreement during the period that such agreement was in effect.

                  (c) Notwithstanding the amendment and restatement of the Existing Loan Agreement by this Agreement, the Guaranty and the Security Agreements, the indebtedness, liabilities and obligations owing to the Agent and the Lenders by the Borrower and the other Existing Borrowers under the Existing Loan Agreement remain outstanding as of the date hereof, constitute continuing Obligations hereunder and thereunder and shall continue to be secured by the Collateral.

                  This Agreement is given in partial substitution for the Existing Loan Agreement, and does not evidence a repayment and reborrowing of the obligations of the Existing Borrowers under such agreement, and is in no way intended to constitute a novation of the Existing Loan Agreement, including, without limitation, the guarantees provided thereunder which shall be continuing under the Guaranty and the Liens granted thereunder which shall be continuing under the Security Agreements.

                  (d) Upon the effectiveness of this Agreement, each reference to the Existing Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith (the "Existing Loan Documents") shall mean and be a reference to this Agreement.

                  (e) The parties hereto acknowledge and agree that any waivers, express or implied by course of conduct or otherwise, amendments or other actions (or failures to act) under the Existing Loan Agreement and the other Existing Loan Documents shall be of no force or effect, and of no use in interpreting the rights and duties of the parties under this Agreement and the other Loan Documents.


                                   ARTICLE II

                                   THE CREDITS

         2.01  Amounts and Terms of Commitments.

                  (a) The Term Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to continue to make a single loan to the Borrower (each such Loan, a "Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of the Term Commitment, and that such Term Loan shall be made by continuing the Borrower's term loan under the Existing

Loan Agreement and converting as much of the revolving loan under the Existing Loan Agreement as shall be necessary thereafter so that the Borrower has borrowed the aggregate Term Commitment of the Lenders on the Closing Date. Amounts borrowed as Term Loans which are repaid or prepaid by the Borrower may not be reborrowed.

                  (b) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make revolving loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Stated Maturity Date, in amounts not to exceed such Lender's Pro Rata Share of the lesser of (i) the Availability and (ii) the Revolving Commitment; provided, however, that, if after giving effect to any proposed Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of the Letters of Credit would exceed either of the Availability or the Revolving Commitment of the Lenders, then the Lenders shall not be obligated to make such proposed Revolving Loans until such excess has been eliminated. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06 and reborrow under this Section 2.01(b).

                  (c)    Letters of Credit.

                  (i) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees to take reasonable steps to cause the Issuing Bank to issue for the account of the Borrower and to provide credit support or other enhancement in connection with one or more stand-by or documentary letters of credit (each such letter of credit, a "Letter of Credit" and such letters of credit, collectively, the "Letters of Credit") in accordance with this Section 2.01(c) from time to time during the term of this Agreement.

                  (ii) Amounts; Outside Expiration Date. The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit at any time: (1) if the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) if the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of Borrower at such time; (3) which has an expiration date later than the Stated Maturity Date; or (4) if the stated amount of all Letters of Credit (including the one proposed to be issued) supporting or issued in respect of any performance bonds, surety contracts or Surety Instruments of any kind exceeds $2,500,000; provided, however, that, if after giving effect to any such new Letter of Credit, the aggregate principal amount of all outstanding Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of the Letters of Credit exceeds the Availability or the Revolving Commitment of the Lenders, then the Lenders shall refuse to make or otherwise restrict the issuance of new Letters of Credit as the Lenders determine until such excess has been eliminated.

             (iii)Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in
         Article IV, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                  (1) The Borrower shall have delivered to the proposed Issuing Bank of such Letter of Credit, at such time and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed Issuing Bank; and

                  (2) as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (iv)   Issuance of Letters of Credit.

                  (1) Request for Issuance. The Borrower shall give the Agent and the Issuing Bank three (3) Business Days' prior written notice, containing the original signature of a Responsible Officer of the Borrower of Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such

Letter of Credit is to be issued (such Letter of Credit shall not be issued for the purpose of backing the issuance of performance bonds, or to a surety or in lieu of performance bonds unless such surety or performance bond has been issued in accordance with Section 7.08(e) hereof), and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

                  (2)    Responsibilities of the Agent; Issuance.  The Agent
                         ---------------------------------------
shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section
                                                  -------
2.01(c)(1), (i) the amount of the applicable Unused Letter of
----------
Credit Subfacility and (ii) the Availability of the Borrower as
of such date, and that such issuance will comply with Section
                                                      -------
2.01(c)(ii).  If the undrawn amount of the requested Letter of
-----------
Credit is not greater than the applicable Unused Letter of Credit
Subfacility and would not exceed the Availability of the
Borrower, and if such issuance will comply with Section
                                                -------
2.01(c)(ii), then the Agent shall take reasonable steps to cause
-----------
such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                  (3) Notice of Issuance. Promptly after the issuance of any Letter of Credit, the Agent shall give notice to each Lender of the issuance of such Letter of Credit.

                  (4) No Extensions or Amendment. The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.01(c)(iv)(4) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.01(c)(iv) are met and no Event or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                  (v)    Payments Pursuant to Letters of Credit.

                  (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the Issuing Bank for any draw under any Letter of Credit issued for its benefit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank or any other Person.

                  (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the Issuing Bank of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank of such Letter of Credit pursuant to Section 2.04(c)(v)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such Issuing Bank, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to noon (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent, for the benefit of the Issuing Bank, shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.01(b).

                  (vi)   Participations.

                  (1) Purchase of Participations. With respect to all Letters of Credit set forth on Schedule 2.01(c) and immediately upon issuance of any other Letter of Credit in accordance with Section 2.01(c)(iv) each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such Issuing Bank in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Issuing Bank thereof payment from a Lender pursuant to Section 2.01(c)(v)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to noon (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                  (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of
Credit, reimbursement agreements executed in connection
therewith,   application  for  any  Letter  of  Credit  and  credit  support  or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                  (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent, for the benefit of the Issuing Bank, with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                         (I) any lack of validity or enforceability of this
Agreement or any of the other Loan Documents;

                     (II) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Issuing Bank of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (III) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                     (IV) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                         (V)  the occurrence of any Default or Event of
Default.

                  (vii) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  (viii) Indemnification; Exoneration.

                  (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.01(c), the Borrower hereby agrees to protect, indemnify, pay and save the Lenders, the Issuing Bank and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith.

                  (2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, the Issuing Bank and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, the Issuing Bank and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders, the Issuing Bank or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent, the Issuing Bank or any Lender under this
Section 2.01(c).

                  (ix)   Outstanding Letters of Credit at Closing.
Schedule 2.01(c) sets forth a complete list, as of the Closing
Date, of all outstanding Letters of Credit under the Existing

Loan Agreement which are continuing as Letters of Credit hereunder, including the number of such Letters of Credit, the beneficiary, the stated amount and the expiry date thereof.

         2.02 Loan Accounts; Notes. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                  (b) The Loans made by the Lenders will be evidenced by the Revolving Loan Note and the Term Loan Note in addition to loan accounts. The Agent, on behalf of the Lenders, is irrevocably authorized by the Borrower to endorse the Note(s) and the Agent's record shall be conclusive absent manifest error; provided, however, that the failure of the Agent to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to the Agent or any Lender.

         2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Chicago time)) (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                              (A) the amount of the Borrowing, which shall be in
                  an aggregate minimum amount of (i) $5,000,000 or any multiple of $1,000,000 in excess thereof in the case of Offshore Rate Loans and (ii) $1,000,000 or any multiple of $500,000 in excess thereof in the case of Base Rate Loans;

                              (B) the requested Borrowing Date, which shall be a Business Day;

                              (C)  the Type of Loans comprising the Borrowing;
                  and

                              (D) if an Offshore Rate Loan,  the duration of the
                  Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any

                  Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 12:00 noon (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans only; and further provided that if so requested by the Agent, all Borrowings during the first sixty (60) days following the Closing Date shall have the same Interest Period and shall be Base Rate Loans or Offshore Rate Loans for Interest Periods no longer than one month.

                  (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

                  (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 11:00 a.m. (Chicago time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Borrower of like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than five (5) different Interest Periods in effect.

         2.04  Conversion and Continuation Elections. (a)  The
Borrower may, upon irrevocable written notice to the Agent in accordance with Section 2.04(b):

                            (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) as Offshore Rate Loans with an Interest Period of the same duration;

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the

Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                  (b)   The    Borrower    shall    deliver    a    Notice    of
Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                              (A)  the proposed Conversion/Continuation Date;

                              (B)  the aggregate amount of Loans to be
                  converted or continued;

                              (C)  the Type of Loans resulting from the
                  proposed conversion or continuation; and

                              (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan funded as, converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than five
(5) different Interest Periods in effect.

        2.05  Voluntary Termination or Reduction of Commitments.  The
Borrower may, upon not less than four (4) Business Days' prior notice to the Agent, terminate the Term Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section 2.05, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued Commitment Fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

        2.06 Optional Prepayments. Subject to Section 3.04, the Borrower may, at any time or from time to time, upon not less than four (4) Business Days' irrevocable notice to the Agent (or on one (1) Business Days' irrevocable notice to the Agent with respect to Base Rate Loans outstanding as Revolving Loans), ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04. Optional prepayments of the Term Loan shall be made without prepayment penalties other than any amounts owing pursuant to Section 3.04 and shall be applied in inverse order of maturity.

        2.07  Mandatory Prepayments of Loans; Mandatory Commitment
Reductions.

                (a) Asset Dispositions. If the Borrower or any of its Subsidiaries (other than MK Gain) shall at any time or from time to time make or agree to make a Disposition, or shall suffer an Event of Loss, then (i) the Borrower shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (ii) promptly upon, and in no event later than 10 days after, receipt by the Borrower or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall prepay the Term Loan in an aggregate amount equal to such Net Proceeds, in the inverse order of their stated maturity; provided, however, that no such prepayment shall be required with respect to (A) equipment sales in the ordinary course of business of obsolete and non-useable equipment to the extent the Net Proceeds of such sale are reinvested in equipment used in the business of the Borrower or any such Subsidiary within 90 days of receipt thereof, or (B) the sale of the Borrower's facility located in Mountaintop, Pennsylvania or Touchstone's facility located in Jackson, Tennessee to the extent the Net Proceeds of such sale (I) received in cash are reinvested in a new facility for Touchstone and construction for such facility begins within 12 months from the date of such sale and is completed with reasonable diligence thereafter and (II) received in the form of a promissory note of up to $500,000 in principal amount are reinvested in equipment used in the business of the Borrower or any Guarantor within 90 days of receipt of the cash payments under or in respect of such promissory note, or (C) the sale of equipment resulting in Net Proceeds of up to $2,000,000 in aggregate amount by Motor Coils from its machine shop in Braddock, Pennsylvania and identified on Schedule 2.07 hereto to the extent the Net Proceeds of such sales are reinvested in equipment used by Motor Coils on or before December 31, 1997.

                (b) Subordinated Debt Issuance. If the Borrower or any Subsidiary (other than MK Gain) shall, at any time, issue any Indebtedness after the Closing Date which is subordinated in right of payment to the Obligations, is permitted under Section 7.05 and is otherwise on terms and conditions including, without limitation, subordination and standstill provisions acceptable to the Agent in its sole discretion, then the Borrower shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Borrower in respect thereof. Promptly upon, and in no event later than 1 day after, receipt by the Borrower of Net Issuance Proceeds of such issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to the amount of such Net Issuance Proceeds, in the inverse order of maturity.

                (c) Overadvances. In the event that the outstanding balance of the Revolving Loans shall, at any time, exceed the lesser at such time of (i) the Revolving Commitment and (ii) Availability less in both the case of clause
(i) and (ii) above the outstanding amount of the Letters of Credit and the unpaid reimbursement obligations in respect of drawn letters of credit, the Borrower shall immediately repay the Revolving Loans in the amount of such excess.

                (d)      General.  Any prepayments pursuant to this Section
2.07 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest
Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The

Borrower shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to
Section 3.04.

                (e) Reduction of Commitment. Upon the making of any mandatory prepayment under this Section 2.07 (other than under paragraph (c), the Commitment of each Lender shall automatically be reduced by an amount equal to such Lender's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued Commitment Fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

        2.08  Repayment.

                (a) The Term Credit. The Borrower shall repay the Term Loan on each date as follows (each a "Principal Payment Date"):


                                                                Quarterly Term
                                                                Loan Repayment
                   Payment Date                                     Amount
                   ------------                                     ------
each of June 30, 1997,                                $625,000 each
September 30, 1997,
December 31, 1997, and
March 31, 1998
each of June 30, 1998,                              $1,250,000 each
September 30, 1998,
December 31, 1998 and
March 31, 1999
each of June 30, 1999,                              $1,250,000 each
September 30, 1999,
December 31, 1999 and
March 31, 2000
each of June 30, 2000,                              $1,875,000 each
September 30, 2000, and
December 31, 2000
Stated Maturity Date                                $1,875,000 or the
                                                    then remaining
                                                    principal amount of
                                                    the Term Loan


                (b) The Revolving Credit. The Borrower shall repay to the Lenders in full on the Stated Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

        2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin in effect for such Type of Loan from time to time.

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent, which shall be made at the request or with the consent of the Majority Lenders.

                (c) Notwithstanding subsection (a) of this Section 2.09, while any Event of Default exists and after acceleration of the maturity date of the Loans, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the otherwise applicable interest rate in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest as a Base Rate Loan at a rate per annum equal to the Base Rate plus (i) the Applicable Margin in effect for such Loan plus (ii) an additional two percent (2%).

                (d)  Anything  herein  to  the  contrary  notwithstanding,   the
obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

        2.10 Fees. (a) Arrangement, Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Borrower, the Arranger BofA and Bank of America Illinois dated December 30, 1996, as amended from time to time.

                (b) Commitment Fees. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") on the average daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter as an amount equal to the average daily non-utilization for that quarter as calculated by the Agent on the Revolving Commitment multiplied by a per annum rate equal to the Applicable Margin then in effect for the Commitment Fee. Such Commitment Fee shall accrue from the Closing Date to the Stated Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on March 31, 1997 through the Stated Maturity Date, with the final payment to be made on the Stated Maturity Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

                (c)      Compensation for Letters of Credit.

                (1) Letter of Credit Fees. Borrower agrees to pay to the Agent, for the ratable account of the Lenders, (i) for each stand-by Letter of Credit, a fee calculated at a per annum rate equal to the Applicable Margin on the undrawn amount of each such stand-by Letter of Credit issued for the Borrower's account and (ii) for each commercial or documentary Letter of Credit, a fee calculated at a one-time flat rate equal to the Applicable Margin multiplied by the stated amount of each such commercial or documentary Letter of Credit issued for the Borrower's account. The Letter of Credit fees for stand-by Letters of Credit shall be payable in arrears on the last Business Day of each calendar quarter during which each such Letter of Credit remains outstanding, and the Letter of Credit fees for all commercial or documentary Letters of Credit issued during each calendar quarter will be payable in arrears on the last Business Day of each calendar quarter and at maturity. The Letter of Credit Fee for stand-by Letters of Credit shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                (2) Issuer Fees and Charges. The Borrower shall pay to the Issuing Bank of any Letter of Credit issued for the benefit of or on behalf of the Borrower or its Borrowing Subsidiaries solely for such Issuing Bank's account (i) a one-time fronting fee of 1/8 of 1% of the face amount of such Letter of Credit payable upon issuance; provided, however, that BofA will if it is the Issuing Bank with respect to any Letter of Credit set forth on Schedule 2.01(c) attempt in good faith to obtain any necessary internal approvals or satisfy any regulatory concerns to permit any such Letters of Credit which have been issued by BofA under the Existing Loan Agreement to continue as outstanding Letters of Credit under this Agreement without requiring a reissuance of such Letters of Credit which would necessitate paying or otherwise require the payment of an additional fronting fee, and (ii) such other standard charges as are assessed by such Issuing Bank for letters of credit issued by it, including, without limitation, its standard fees for documenting, administering, amending, renewing, negotiating, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

        2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to and excluding the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

        2.12 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12:00 noon (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        2.13  Payments by the Lenders to the Agent.

                (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

        2.15 Security and Guaranty. All Obligations of the Borrower, the Guarantors and the Borrowing Subsidiaries under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes. (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                                (i)  the sum payable shall be increased as
        necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                               (ii) the Borrower shall make such deductions and withholdings;

                              (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                               (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                (f) Nothing in this Section 3.01 shall override the terms of any Specified Swap Contract relating to the subject matter hereof.

        3.02 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central




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



bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

        3.03 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Lender to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

        3.04 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

                (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section
3.04 and under Section 3.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore

Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

        3.06 Reserves on Offshore Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

        3.07 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

        3.08 Substitution of Lenders. Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim for compensation under Section 3.03, the Borrower may: (i) request the Affected Lender to use commercially reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrower and to the Agent (a "Replacement Lender") to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment;(ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        3.09 Survival.  The  agreements and  obligations of the Borrower in this
Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

        4.01 Conditions of Initial Closing. The obligation of each Lender to agree to enter into this Agreement and to purchase the existing loans and other obligations of the Existing Borrowers from BABC is subject to the condition that the Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and with sufficient copies for each
Lender:

                (a) Credit Agreement and Notes. This Agreement (together with the Exhibits and Schedules substantially in the form of the Exhibits and Schedules attached hereto, together with such supplements thereto as the Agent shall approve) and the Notes executed by the Borrower;

                (b)      Resolutions; Incumbency. The following documents:

                         (i) Copies of the resolutions of the board of directors of the Borrower, MotivePower Investments and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                         (ii) A certificate of the Secretary or Assistant Secretary of the Borrower, MotivePower Investments and each Guarantor certifying the names and true signatures of the officers of the Borrower, MotivePower Investments or such Guarantor authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                (c) Organization Documents; Financials and Solvency; Good Standing. Each of the following documents:

                                (i) the articles or certificate of incorporation and the bylaws of the Borrower, MotivePower Investments and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower, MotivePower Investments or such Guarantor as of the Closing Date;

                               (ii)  a good standing certificate for the
        Borrower, MotivePower Investments and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Borrower, MotivePower Investments or such Guarantor is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                         (iii) evidence satisfactory to the Agent and the Lenders that the Borrower had consolidated EBITDA (excluding MK Gain) of not less than $25 million for the immediately preceding four quarters ending December 31, 1996; provided, however, that this calculation of EBITDA may exclude from consideration certain cost items to be identified by the Borrower and acceptable to the Agent in its sole discretion; and

                         (iv) a certificate from the Borrower, MotivePower Investments and each Guarantor certifying that each such Person is Solvent on a stand-alone basis as of the Closing Date, together with such evidence or financial statements as the Agent may request to document such certification.

                (d) Legal Opinions. An opinion of Doepken Keevican & Weiss, counsel to the Borrower and the Guarantors and addressed to the Agent and the Lenders, substantially in the form of
Exhibit I together with such local counsel opinions as may be requested by the Agent;

                (e) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

                (f) Collateral Documents. The Guaranty, the Security Agreement (Borrower), the Security Agreement (Guarantors) and the other Collateral Documents, executed by the Borrower and/or the

Guarantors, as appropriate, in appropriate form for recording, where necessary, together with

                                (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Lenders, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

                               (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                              (iii)  all certificates and instruments
        representing the Pledged Collateral, stock transfer powers executed in blank in such form as the Agent may specify;

                               (iv) evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

                                (v)  funds sufficient to pay any filing or
        recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages;

                               (vi) with respect to the Mortgaged Property, an A.L.T.A. Form B (or other form acceptable to the Agent mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent and the Lenders) insuring (or undertaking to insure, in the case of a binder) that such Mortgage creates and constitutes a valid first Lien against the Mortgaged Property in favor of the Agent, on behalf of the Lenders, subject only to exceptions acceptable to the Agent, with such endorsements and affirmative insurance as the Agent or any Lender may reasonably request;

                              (vii) evidence that the Agent, on behalf of the Lenders, has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Mortgage;

                             (viii) flood insurance and earthquake insurance on terms satisfactory to the Agent;

                               (ix)  current ALTA surveys and surveyor's
        certification as to all real property and all land covered by




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



        a lease in respect of which there is delivered a Mortgage,  or as may be
        reasonably   required  by  the  Agent,   each  in  form  and   substance
        satisfactory to the Agent and the Lenders;

                                (x)  proof of payment of all title insurance
        premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Closing Date or in the future) including sums due in connection with any future advances;

                               (xi) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent; and

                              (xii) evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

                (g) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower in accordance with Section 6.06;

                (h) Environmental Review. An environmental site assessment with respect to any real property as to which the Agent is granted a Lien for the benefit of the Lenders, dated as of a recent date prior to the Closing Date, prepared by a qualified firm acceptable to the Agent, stating, among other things, that such real property is free from Hazardous Materials and that operations conducted thereon are in compliance with all Environmental Laws and showing any Estimated Remediation Costs;

                (i) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                                (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                              (iii) there has occurred since December 31, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse
        Effect; and

                (j) Borrower Reorganization. The Reorganization of the Borrower and its Subsidiaries shall have been consummated in accordance with Schedule 1.1A hereto, and otherwise on terms and conditions and pursuant to documents acceptable to the Agent (and certified copies of all such documents shall have been provided to the Agent and the Lenders), including, without limitation, evidence that all outstanding loans and letter of credit obligations under the Existing Loan Agreement shall have been repaid by the Existing Borrowers (other than the Borrower) or assumed by the Borrower, except to the extent any such obligations remain under the other Loan Documents;

                (k) Repayment of Eurodollar Loans to BABC. Any loans under the Existing Loan Agreement with BABC bearing interest at or with reference to any type of Offshore, LIBOR, Eurodollar or other similar rate shall have been converted into base rate or reference rate loans in a manner satisfactory to the Agent;

                (l) Assignment of BABC Loans. BABC, the Lenders and the Agent shall have entered into Assignment and Assumption Agreements in form and substance acceptable to all such Persons pursuant to which the loans, commitments and rights of BABC as agent and lender under the Existing Loan Agreement and the Existing Loan Documents shall have been assigned and assumed by the Agent and the Lenders hereunder;

                (m)      Documentation of Borrowing Subsidiary Loans.   The
                         -------------------------------------------
Borrower shall have provided the Agent with original copies of the documents and promissory notes (together with pledge agreements and assignments collaterally assigning such instruments to the Agent, on behalf of the Lenders) evidencing the intercompany loans to be made from time to time by the Borrower directly to the Borrowing Subsidiaries, which intercompany loans will be unsecured, payable on a demand basis, subordinated to the obligations and otherwise in form and substance acceptable to the Agent;

                (n) Termination of PTRA and HBTC Liens. Evidence that the Liens in favor of the PTRA and the HBTC have been terminated pursuant to documents and termination statements in form and substance acceptable to the Agent; and

                (o) Other Documents. Such other approvals, opinions, documents or materials as the Agent may reasonably request.

        4.02  Conditions to All Borrowings.  The obligation of each
Lender and/or the Agent to make any Loan to be made by it
(including its initial Loan), to cause any Letter of Credit to be issued or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                (a) Notice of Borrowing or Conversion/Continuation. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a fully completed and signed a Notice of Borrowing, a request for a Letter of Credit (together with an appropriate letter of credit application) or a Notice of Conversion/Continuation, as applicable;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, Letter of Credit issuance or continuation or conversion;

                (d) Availability. The amount of Availability at such time (taking into account such proposed Loan or Letter of Credit) shall be sufficient to permit the making of such Revolving Loan, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or precedent are not conditions to each Lender participating in or reimbursing the Agent for such Lenders' Pro Rata Share of any Letter of Credit which is drawn at any time; and

Each Notice of Borrowing, request for a Letter of Credit and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Agent and each Lender that:

        5.01 Corporate Existence and Power. The Borrower and each of its Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where in any material respect its ownership, lease or operation of property or the conduct of its business requires such qualification or license.

        5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower and its Subsidiaries of this Agreement and each other Loan Document to which the Borrower and its Subsidiaries is party, and the consummation of the Reorganization, have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of that Person's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                (c)      violate any Requirement of Law.

        5.03  Governmental  Authorization.   No  approval,  consent,  exemption,
authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of the Guarantors of the Agreement or any other Loan Document or the consummation of the Reorganization.

        5.04 Binding Effect. This Agreement and each other Loan Document to which the Borrower or any of its Subsidiaries is a party and the other agreements in connection with the Reorganization constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.





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



        5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).

        5.07  ERISA Compliance.  Except as specifically disclosed in
Schedule 5.07:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.09 Title to Properties. The Borrower and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.10 Taxes. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or if such taxes are due by MK Gain to a Mexican taxing authority then in accordance with Mexican GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

        5.11 Financial Condition. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1995 and the unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries dated December 31, 1996 (which are attached hereto as Schedule 5.11(A)), and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the fiscal years then ended on such dates:

                                (i)  were prepared in accordance with GAAP
        consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments;

                               (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                              (iii) except as specifically disclosed in Schedule 5.11(B), show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since December 31, 1995, there has been no Material Adverse Effect.

                (c) The pro forma delivered on the date hereof and attached hereto as Schedule 5.11(C) is the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, and was prepared by the Borrower assuming the consummation of the transactions contemplated by this Agreement as of the Closing Date (including, without limitation the Reorganization) and based on the unaudited consolidating balance sheet of the Borrower dated December 31, 1996 and was prepared in accordance with GAAP (subject to the exceptions set forth on Schedule 5.11(C) hereof), with only such adjustments thereto as would be required in accordance with GAAP.

                (d) The projections delivered on the Closing Date and attached hereto as Schedule 5.11(D) represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries (other than MK Gain) for the periods set forth therein. These projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

        5.12  Environmental  Matters.  (a) Except as  specifically  disclosed in
Schedule 5.12, the ongoing operations of the Borrower and its Subsidiaries comply in all respects with all Environmental Laws, except such noncompliance which would not (if enforced in accordance with applicable law) result in liability in excess of $500,000 in the aggregate (or with respect to MK Gain, which could have a Material Adverse Effect).

                (b) Except as specifically disclosed in Schedule 5.12, the Borrower and its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

                (c) Except as specifically disclosed in Schedule 5.12, none of the Borrower, its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with or investigation by any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, nor subject to any claim, proceeding or notice from any Person regarding Environmental Laws, Environmental Claims or Hazardous Materials.

                (d) Except as specifically disclosed in Schedule 5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Borrower or any Subsidiary, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries in excess of $500,000 in the aggregate for any such condition, circumstance or property (or with respect to MK Gain, which could have a Material Adverse Effect). In addition,
(i) neither the Borrower nor any  Subsidiary has any  underground  storage tanks
(x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and
(ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

        5.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Borrower and the Guarantors in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed on Schedule 5.13, which is also a schedule to the Security Agreement and each patent and trademark assignment included as part of the Collateral Documents has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

                (b) Each Mortgage when delivered will be effective to grant to the Agent for the benefit of the Lenders a legal, valid and enforceable mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the Mortgaged

Property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 4.01, is subject to a legal, valid, enforceable and perfected first priority deed of trust; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first Lien on, and security interest in, all right, title and interest of the Borrower or any Guarantor under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 4.01, and Permitted Liens.

                (c) All representations and warranties of the Borrower and the Guarantors party thereto contained in the Collateral
Documents are true and correct.

        5.14 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        5.15 No Burdensome Restrictions. Neither the Borrower nor any Guarantor is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        5.16 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower and the Guarantors own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary (other than MK Gain) infringes upon any rights held by any other
Person. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        5.17 Capitalization and Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.17. The amount of the Borrower's and each of its Subsidiaries' authorized and issued capital stock and the ownership of every block representing 5% or more thereof is as set forth on Schedule 5.17 including, without limitation, after implementation of the Reorganization.

        5.18 Insurance. Except as specifically disclosed in Schedule 5.18, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates, and all such insurance policies in effect on the Closing Date are described on Schedule 5.18.

        5.19 Solvency. The Borrower and each of its Subsidiaries are Solvent.

        5.20  Swap Obligations.   On the Closing Date, neither the
Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts.

        5.21 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.






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



                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

        6.01 Financial Statements and Borrowing Base Certificate. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Lenders, with sufficient copies for each Lender:

                (a) as soon as available, but not later than 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 1996, a copy of the (i) audited consolidated balance sheet of the Borrower and its Subsidiaries, (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries (excluding MK Gain and its Subsidiaries), and (iii) unaudited consolidated and consolidating balance sheet of the Borrower and its
Subsidiaries, all as at the end of such year, and the related audited consolidated and unaudited consolidated (excluding MK Gain and its Subsidiaries) and consolidating statements of income or operations, shareholders' equity and cash flows for such year for the Borrower and its Subsidiaries, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of Deloitte & Touche, L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the
Independent Auditor of any material portion of the Borrower's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Lenders and such Independent Auditor in form and substance satisfactory to the Agent;

                (b) as soon as available, but not later than 45 days after the end of each Fiscal Quarter of each Fiscal Year (commencing with the Fiscal
Quarter ending in March 1997), a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (including an additional consolidated balance sheet of the Borrower and its Subsidiaries excluding MK Gain and its Subsidiaries) as of the end of such Fiscal Quarter and the related consolidated, consolidated (excluding MK Gain and its Subsidiaries) and consolidating statements of income, shareholders' equity and cash flows for the Borrower and its Subsidiaries for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified by a Responsible Officer as fairly presenting, in




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



accordance   with  GAAP  (subject  to  ordinary,   good  faith   year-end  audit
adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries;

                (c) as soon as  available,  but not later than 30 days after the end of each Fiscal  Month  (commencing  for the Fiscal  Month ending in February
1997), a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (including an additional consolidated balance sheet of the Borrower and its Subsidiaries excluding MK Gain and its Subsidiaries) as at the end of such Fiscal Month and the related consolidated, consolidated (excluding MK Gain and its Subsidiaries) and consolidating statement of income, shareholders' equity and cash flows for such Fiscal Month, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries;

                (d) as soon as available, but not later than fifteen (15) days after the end of each Fiscal Month (commencing with the Fiscal Month ending February 21, 1997): (a) a Borrowing Base Certificate for the Borrower, the
Borrowing Subsidiaries and Clark (on a consolidated basis) in the form of Exhibit J attached hereto; and (b) a statement of the balance of each of the intercompany loans between the Borrower and each Borrowing Subsidiary in accordance with Section 7.04. If the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

        6.02 Certificates; Other Information. The Borrower shall furnish to the Agent, with sufficient copies for each Lender:

                (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance
Certificate executed by a Responsible Officer;

                (c) as soon as available, but not later than five (5) days of filing with the SEC, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC;





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



                (d) on or before December 1 of each year, a budget and projections for the next Fiscal Year on a month by month and consolidated and consolidating basis and otherwise in form and substance reasonably acceptable to the Agent; and

                (e) promptly, such additional information regarding the business, financial or corporate affairs of (I) the Borrower or any of its Subsidiaries (other than MK Gain) as the Agent, at the request of any Lender, may from time to time request, and (II) MK Gain or its Subsidiaries as the Agent, at the request of any Lender, may from time to time request after the occurrence of a Default or Event of Default or if MK Gain or any of its Subsidiaries shall breach, default or violate any terms or conditions of any Contractual Obligations of such person evidencing Indebtedness with a principal amount in excess of $1,000,000 which breach, default or violation would with notice or the passage of time cause or permit the acceleration of the maturity of such Indebtedness or a failure to pay any amounts due and owing thereon.

        6.03 Notices. The Borrower shall promptly notify the Agent, and if requested by the Agent, all the Lenders:

                (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                (b) of (i) any breach or nonperformance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority involving amounts in excess of $250,000 or which could result in a Material Adverse Effect;

                (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary (i) in which the amount of damages claimed is $2,500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental




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



Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

                (e) of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

                (f) of any of the following events affecting the Borrower, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower with respect to such event:

                                (i)  an ERISA Event;

                               (ii) if any of the representations and warranties in Section 5.07 ceases to be true and correct;

                              (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                               (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                                (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

                (g) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries;

                (h) of the entry by the Borrower or any of its Subsidiaries (other than MK Gain) into any Swap Contract, together with the details thereof;

                (i) of the occurrence of any default, event of default, termination event or other event under any Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Swap Contract to terminate early any or all trades relating to such contract; and

                (j) upon the request from time to time of the Agent, termination or unwind amounts, together with a description of the method by which such amounts were determined, relating to any




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



then-outstanding Swap Contracts to which the Borrower or any of its Subsidiaries (other than MK Gain) is party.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        6.04 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.05 Maintenance of Property; Locomotives. (a) The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by
Section 7.02.

        (b) All railroad locomotives which are owned by the Borrower or Boise Locomotive as of the Closing Date are listed on Schedule 6.05, and all such locomotives and any other owned locomotives acquired after the Closing Date are currently and during the term of this Agreement shall only be located and used within the 48 contiguous states of the United States.

        6.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with




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



financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance, which amount shall not be reduced by the Borrower in the absence of 30 days' prior notice to the Agent. All such insurance (other than for MK Gain) shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear. All casualty and key man insurance maintained by the Borrower and the Guarantors shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

        6.07 Payment of Obligations. The Borrower shall, and shall cause each Subsidiary (excluding MK Gain for purposes of paragraphs (b) and (c) below) to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or if such taxes are due by MK Gain to a Mexican taxing authority then in accordance with Mexican GAAP;

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.08 Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.




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



        6.09 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.10 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or in the case of MK Gain, Mexican GAAP) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary (including MK Gain only to the extent an event specified in Section 6.02(e)(II) has occurred and is continuing) to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect (including taking and removing samples) any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when a Default or an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        6.11 Environmental Laws. (a) The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

                (b) Upon the written request of the Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(d), that could, individually or in the aggregate, result in liability in excess of $500,000.

        6.12 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (i) to refinance all Obligations under the Existing Loan Agreement, (ii) to fund Permitted Acquisitions, (iii) for other working capital needs of the Borrower not in contravention of any Requirement of Law or of any Loan Document




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



or (iv) to loan such proceeds directly to the Borrowing Subsidiaries (on an unsecured and demand repayment basis pursuant to documents and promissory notes acceptable to the Agent and the Lenders, which documents and promissory notes are subordinated to the Obligations and pledged to the Agent on behalf of the Lenders) provided that such Borrowing Subsidiaries shall likewise only be permitted to use the proceeds of such intercompany loans in accordance with paragraphs (i) through (iii) above.

        6.13 Location and Perfection of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of the Borrower's and each Guarantor's chief executive office, the location of its books and records, the locations of the Collateral with respect to that Person, and the locations of all of its other places of business; and
(b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower or a Guarantor and sets forth the names of the owners and lessors or sublessors of and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not and will cause the Guarantors not to (i) maintain any Collateral at any location other than those locations listed for the Borrower or any Guarantor on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of their chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, Borrower represents that all Inventory is, and covenants that all of its Inventory will be, located either
(a) on premises owned by the Borrower or a Guarantor, (b) on premises leased by the Borrower, provided that the Agent has received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, (c) in a public warehouse, provided that the Agent has received an executed bailee letter from the applicable public warehouseman in form and substance satisfactory to the Agent or (d) up to $5,000,000 in the aggregate may be held by a consignee of the Borrower or any of its Subsidiaries for sale on consignment with no landlord waiver. The Borrower agrees and agrees to cause each Guarantor to, take all steps necessary to maintain the perfection and priority of the Agent's Lien and security interest (on behalf of the Lenders) in the Collateral.

        6.14 Further Assurances. (a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be




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



discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                (b) Promptly upon request by the Agent or the Majority Lenders, the Borrower shall (and shall cause each Guarantor to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

        7.01 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Subsidiary (other than MK Gain) to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) any Lien (other than a Lien on the Collateral) existing on property of the Borrower or any Guarantor on the Closing Date and set forth in
Schedule 7.01 securing Indebtedness outstanding on such date;

                (b)      any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;




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



                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens (other than Liens on the Collateral) on the property of the Borrower or the Guarantors securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and the Guarantors do not exceed $250,000;

                (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

                (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                (j) purchase money security interests on any property acquired or held by the Borrower or its Borrowing Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security




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interests shall not at any time exceed, together with
Indebtedness permitted under Section 7.05(d), $5,000,000;

                (k) Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such capital leases are otherwise permitted hereunder;

                (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution; and

                (m) Liens on certain limited assets of Boise Locomotive in favor of the issuer of a performance bond on behalf of Boise Locomotive in connection with the issuance of performance bonds as expressly permitted by Section 7.08(e).

        7.02 Disposition of Assets. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise permit a Disposition of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except the following transactions to the extent they are arms-length transactions with Persons who are not Affiliates of the Borrower or its Subsidiaries for pricing reflecting the fair market value of any assets or property being sold:

                (a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (b) the sale of equipment in the ordinary course and in accordance with past practices to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly (and in any event within ninety
(90) days of such sale) applied to the purchase price of such replacement equipment;

                (c) Dispositions (other than by MK Gain and its Subsidiaries) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any Disposition, no Default or Event of Default shall exist or shall result after giving effect to such Disposition,
(ii) the aggregate sales price from such Disposition  shall be paid in cash, and
(iii) the aggregate value of all assets so sold by the




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



Borrower and its Subsidiaries, together, shall not exceed the lesser of (i) $3,000,000 in any Fiscal Year (plus the amount of the proceeds from the sale of the Borrower's Mountaintop, PA facility during the Fiscal Year it is sold, if ever) and (ii)  $10,000,000  in the aggregate  during the term of the Agreement;
and

                (d) Dispositions by MK Gain and its Subsidiaries of assets with a value not in excess of twenty percent (20%) of the aggregate value of the assets of MK Gain and its Subsidiaries (on a consolidated basis) as shown on MK Gain's consolidated financial statements in any Fiscal Year, and in any event not in excess of $20,000,000 in the aggregate.

        7.03 Restriction on Fundamental Changes; Acquisitions. Neither Borrower nor any of its Subsidiaries will: (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided, however, (i) the Borrower may make Capital Expenditures used for the purchase of assets permitted under Section 7.15 and Investments permitted under Section 7.04; (ii) any Subsidiary (other than MK
Gain) of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower (other than MK Gain);
(iii) notwithstanding any prohibition on MK Gain or its wholly-owned Subsidiaries making any such purchases or acquisitions referenced above, and so long as no Default or Event of Default has occurred and is continuing hereunder after giving effect thereto, MK Gain and its wholly-owned Subsidiaries may enter into future acquisitions that are not hostile in nature to acquire all or substantially all of the assets or capital stock of any corporation, entity or division (collectively, "MK Gain Acquisitions") if: (A) the aggregate consideration to be paid by MK Gain and its wholly-owned Subsidiaries, whether in the form of cash payments, promissory notes or other deferred purchase price, or assumed debt and liabilities and Indebtedness, in connection with all such MK Gain Acquisitions and howsoever evidenced, shall not exceed $25,000,000 in the aggregate (less the amount of any Investments by MK Gain in Joint Ventures pursuant to Section 7.04(g)); (B) such MK Gain Acquisitions shall only be of businesses and assets related or similar to the Borrower's current lines of business and satisfying the restrictions in Section 7.13, and which businesses would not subject the Agent or any Lender to regulatory or third party approval in connection with the exercise of their rights and remedies under this Agreement or any other Loan Documents; and (C) other than as




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



permitted by Section 7.05(f), no new Indebtedness for borrowed money to finance such acquisition will be incurred in connection with such MK Gain Acquisitions;
(iv) notwithstanding any prohibition on the Borrower making any such purchases or acquisitions referenced above, and so long as no Default or Event of Default has occurred and is continuing hereunder after giving effect thereto, the Borrower may enter into future acquisitions that are not hostile in nature to acquire all or substantially all of the assets or capital stock of any corporation, entity or division (collectively, "Permitted Acquisitions") if:

                (A) the aggregate consideration to be paid by the Borrower, whether in the form of cash payments, promissory notes or other deferred purchase price, or assumed debt and liabilities and Indebtedness, in connection with all such Permitted Acquisitions and howsoever evidenced, shall not exceed $15,000,000 in the aggregate during the first twelve (12) months after the Closing Date or $45,000,000 in the aggregate at any time;

                (B) such Permitted Acquisitions shall only be of businesses and assets related or similar to the Borrower's current lines of business and satisfying the restrictions in Section 7.13, and which businesses would not subject the Agent or any Lender to regulatory or third party approval in connection with the exercise of their rights and remedies under this Agreement or any other Loan Documents;

                (C) the assets so acquired shall be transferred free and clear of any liens and encumbrances (other than Permitted Liens), and any assumed debt and liabilities and Indebtedness (excluding purchase money debt and Capital Leases otherwise permitted under Section 7.05) shall be repaid prior to or simultaneously with any such Permitted Acquisition;

                (D) other than under the Agreement, no new Indebtedness for borrowed money to finance such acquisition will be incurred in connection with such Permitted Acquisitions;

                (E) environmental audits, pro forma financial statements and a pro forma borrowing base certificate (in the form of Exhibit J and showing the pro forma borrowing base of the Borrower after consummation of the Permitted Acquisition), appraisals and any other testing or due diligence investigation reasonably required by Agent shall have been completed in a satisfactory manner and shows that the Borrower shall continue to be in compliance with this Agreement after the consummation of such Permitted Acquisition including, without limitation, its pro forma compliance with Sections 7.16, 7.17 and 7.18;

                (F) Agent, on behalf of Lenders, will be granted a first and prior perfected security interest (subject to Permitted Liens) in any assets being so acquired including, without




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



limitation, a pledge of any capital stock together with a guarantee from any new Subsidiary (if such Permitted Acquisition is an acquisition of stock) and a pledge of the underlying assets to secure such Subsidiary guarantee; and

                (G) Agent and the Lenders shall have received at least 15 days advance written notice of any proposed acquisition together with each of the following documents in form and substance reasonably satisfactory to the Agent:

                (I) pro forma balance sheets of the Borrower (the "Acquisition Pro Forma") on a consolidated and consolidating basis, based on financial data as of a recent date, which shall be complete and shall accurately and fairly represent Borrower's assets, liabilities, financial condition and results of operations in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the transactions contemplated by any purchase agreement documenting such Permitted Acquisition, and such Acquisition Pro Forma shall establish that the maximum Revolving Loans shall exceed the outstanding principal balance on the Revolving Loan by at least $5,000,000 and the Acquisition Projections (as hereinafter defined) shall establish that such minimum availability shall continue for at least 30 days after the consummation of such Future Acquisition;

                (II) Projections prepared in accordance with Section 7.03(iv)(G)(I) (the "Acquisition Projections") hereof and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Future Acquisition on a pro forma basis for the prior four (4) quarters and for the next three (3) years; and

                (III) a certificate of the chief financial officer of Borrower to the effect that: (x) Borrower will be Solvent upon the consummation of the transactions contemplated by the Acquisition; (y) the Acquisition Pro Forma fairly presents the financial condition of the Borrower (on a consolidated basis) as of the date thereof after giving effect to the transactions contemplated by such Permitted Acquisition; (z) the Acquisition Projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower after taking into account the consummation of the Permitted Acquisition and in addition show that on that basis the Borrower would have been in compliance with the financial covenants set forth in Sections 7.16, 7.17 and 7.18 for the four
(4) quarter period immediately prior to such Permitted Acquisition; and

                (H) Agent, on behalf of Lenders, shall have received Lien searches (reasonably satisfactory to Agent) with respect to any assets being acquired.





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



        7.04 Loans and Investments. The Borrower shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, "Investments"), except for:

                (a)      Investments held by the Borrower or its
Subsidiaries in the form of cash equivalents or short-term marketable securities;

                (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (c) extensions of credit by the Borrower in cash directly to any of its Borrowing Subsidiaries in the form of intercompany loans; provided that such intercompany loans shall be subject to the following terms and conditions:

                (i) such loans shall be unsecured and payable on demand, and the Borrower and the Borrowing Subsidiaries hereby agree that all such Indebtedness shall be subordinated in right of payment to the final payment in full in cash of the Obligations;

                (ii) no Default or Event of Default shall then exist and be continuing or would result after giving effect thereto, and after giving effect to each such intercompany loan, both the Borrower making such loan and the recipient thereof shall be Solvent;

                (iii) each recipient of such a loan shall use the proceeds thereof solely for its own working capital requirements and other general corporate purposes arising in the ordinary course of its business or as permitted by Section 6.12; and

                (iv) such loans shall be evidenced by subordinated promissory notes in form and substance acceptable to the Agent and pledged to and delivered to the Agent pursuant to documentation in form and substance acceptable to the Agent granting the Agent (on behalf of the Lenders) a first perfected security interest therein;

                (d) Investments by the Borrower in its Borrowing Subsidiaries satisfying the terms and conditions of paragraph (c) above and incurred in order to consummate Permitted Acquisitions otherwise permitted under Section 7.03;





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



                (e) Investments by the Borrower in Joint Ventures not exceeding $2,500,000 in any Fiscal Year as to all such investments in the aggregate;

                (f) Investments by the Borrower in its wholly-owned Subsidiaries (other than MK Gain and its Subsidiaries and/or the Borrowing Subsidiaries) not in excess of $2,500,000 in the aggregate;

                (g) Investments by MK Gain in (i) its wholly-owned Subsidiaries from time to time or (ii) in Joint Ventures in amounts not in excess of $10,000,000 in the aggregate (less the aggregate amount of MK Gain Acquisitions in excess of $15,000,000), provided that in either case the funds, monies, properties or consideration constituting such Investment or Joint Venture was not received from or provided by (directly or indirectly) the Borrower or its other Subsidiaries at any time on or after the Closing Date provided that at such time no Default or Event of Default shall then have occurred and be continuing or would result after giving effect thereto;

                (h) Investments by the Borrower in Boise Locomotive in the form of asset drop downs and assignments of title to owned railroad locomotives or rights with respect to leased railroad locomotives, provided that the Borrower shall have (i) obtained all consents with respect to Contractual Obligations and otherwise required to consummate such transactions without violating any Contractual Obligations of the Borrower or any of its Subsidiaries, (ii) provided the Agent with ten (10) Business Days prior written notice of such transactions (including a certification that all consents as required by paragraph (i) above have been obtained), (iii) with respect to owned railroad locomotives, provided the Agent (on behalf of the Lenders) with such documents as may be reasonably requested by the Agent and in form and substance reasonably acceptable to the Agent including, without limitation, properly recorded assignments of all locomotives mortgages and assignments of leases with respect to such locomotives and a legal opinion from legal counsel in form and substance reasonably satisfactory to the Agent opining as to the continuing prior perfected security interest of the Agent (on behalf of the Lenders) in such owned railroad locomotives and the corporate power and authority, and enforceability of the transfer documents and mortgages with respect thereto; and
(iv) no Default or Event of Default shall then have occurred and be continuing or would result after giving effect thereto;

                (i) Investments by the Borrower in any purchaser of its Mountaintop, Pennsylvania facility in the form of a promissory note with a principal amount not in excess of $500,000 in the aggregate which promissory note represents the deferred portion of the purchase price from the sale of such Mountaintop, Pennsylvania facility; and





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



                (j) Investments by the Borrower in MK Gain in the form of that certain promissory note in the original principal amount of $16,551,001.67 and dated June 30, 1995, provided that the Borrower may not extend any further funds or loans under such promissory note, but the Borrower may (so long as no Default or Event of Default has then occurred or would result after giving effect thereto) elect to make a further capital contribution to MK Gain by converting such promissory note to equity, and after written notice thereof the Agent may present the original of such promissory note which has been pledged to Agent (on behalf of the Lenders) for cancellation.

        7.05 Limitation on Indebtedness. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                (a)      Indebtedness incurred pursuant to this Agreement;

                (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

                (c) Indebtedness existing on the Closing Date and set forth in Schedule 7.05;

                (d) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10(c);

                (e) Indebtedness consisting of purchase money loans permitted pursuant to Section 7.01(j); and

                (f) Indebtedness of MK Gain (including and not in addition to any Indebtedness permitted under paragraphs (a) through (e) above) not in excess of $65,000,000 in aggregate principal amount at any time outstanding; provided, however, that in no event may the Borrower or any Guarantor be liable in any way or have any Contingent Obligation with respect to any such Indebtedness of MK Gain.

        7.06 Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary (which shall include, without limitation, not permitting their outstanding trade credit being extended to, or accounts or accounts receivable due from MK Gain and its Subsidiaries to exceed, the payment terms provided to other creditors generally, and in any event to not be outstanding for more than 90 days) except that (a) the Borrower and its Subsidiaries may make travel advances or other loans to their employees in connection with relocations provided that all such




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



loans and advances are less than $75,000 in the aggregate, (b) the Borrower's Subsidiaries may make payments to the Borrower, (i) to satisfy the Federal, state and local income tax obligations to the extent such obligations are the result of the net consolidated income of the Borrower's Subsidiaries being attributed to the Borrower for tax purposes, (ii) as permitted under Section
9.10  hereof or (iii) to pay such other  amounts as are  described  on  Schedule
7.06.

        7.07 Use of Proceeds. (a) The Borrower shall not, and shall not suffer or permit any Borrowing Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                (b) The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

        7.08 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations or to have any surety or performance bond obligation used on its behalf except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in
Schedule 7.08;

                (c)      Contingent Obligations under the Loan Documents;

                (d) Contingent Obligations of MK Gain and its wholly-owned Subsidiaries in the form of guaranties with respect to any Indebtedness permitted under Section 7.05(f);




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



                (e) Contingent Obligations of the Borrower with respect to performance bonds or surety contracts of any kind provided that such performance bonds or surety contracts are issued in connection with Contractual Obligations to reconstruct railroad locomotives which provide aggregate total consideration and payments to the Borrower and its Subsidiaries not in excess of $10,000,000 in the aggregate (whether or not progress payments have been made thereunder or such amounts are then due and owing) and are issued pursuant to contracts and agreements in form and substance and from an issuer or surety reasonably satisfactory to the Agent, and in any event such issuer or surety shall not be permitted to take a Lien on any property or assets of the Borrower or its Subsidiaries other than the Inventory and Accounts (excluding cash payments not made directly to such issuer or surety) directly identifiable to the contract being supported by such surety or performance bond; and

                (f) Contingent Obligations of the Borrower in the form of unsecured guaranties of (i) the Indebtedness of any Borrowing Subsidiary with respect to Indebtedness permitted under Section 7.05(a) through (e), (ii) the obligations of Boise Locomotive being assumed by Boise Locomotive from the Borrower pursuant to the transactions permitted under Section 7.04(h), and (iii) up to $1,000,000 of other obligations or liabilities of any Borrowing Subsidiaries which are permitted by the terms of this Agreement, but in any event excluding any guaranty or other Contingent Obligation of any kind of the Indebtedness, obligations and/or liabilities of MK Gain and its Subsidiaries or Joint Ventures.

        7.09 Joint Ventures; Subsidiaries. The Borrower shall not, and shall not suffer or permit any Subsidiary to (a) form a new Subsidiary after the Closing Date, except that MK Gain may form additional Wholly-Owned Subsidiaries, and the Borrower may form a new Wholly-Owned Subsidiary to serve as a Mexican holding company called MPI de Mexico, S.A. de C.V. provided that such corporation shall not hold any assets except that all of the assets or stock of MK Gain (as it exists on the Closing Date) may be contributed to such company provided that (i) no Default or Event of Default then exists and is continuing or would result after giving effect thereto, (ii) such transaction can be completed on a tax-free basis to the Borrower and the Guarantors, (iii) MPI de Mexico, S.A. de C.V. will be only a holding company and not conduct any business or operations of any kind and (iv) the Borrower provides the Agent with at least ten (10) Business Days prior written notice of such transaction providing reasonable details on the terms and structure thereof and reaffirming the treatment of and pledge to the Agent (on behalf of the Lenders) of any Indebtedness owing by MK Gain to the Borrower or any Guarantor or (b) enter into any Joint Venture, other than in the ordinary course of business and in accordance with past practices, except that MK Gain may enter into Joint Ventures with Persons (other than the Borrower and/or any Guarantors) as permitted by Section 7.04(g)(ii).




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



        7.10 Lease Obligations. The Borrower shall not, and shall not suffer or permit any Subsidiary to, (i) create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease or (ii) directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person, except for:

                (a) leases of the Borrower and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                (b) operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business (including any in existence on the Closing Date) for which the aggregate amount of Rentals (as hereinafter defined) payable by (i) the Borrower and its Subsidiaries (other than MK Gain) on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed Fifteen Million Dollars ($15,000,000) or (ii) MK Gain and its Subsidiaries (on a consolidated basis) in any Fiscal Year in respect of such lease and all other such leases would exceed Four Million Dollars ($4,000,000); where the term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums;

                (c) capital leases other than those permitted under clause (a) of this Section, entered into by the Borrower or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate rental payments for all such capital leases shall not exceed $5,000,000 less the amount of any outstanding purchase money Indebtedness permitted under Section 7.05(e); and

                (d) sale-leasebacks of locomotives by the Borrower or Boise Locomotive in the ordinary course of its business, which sale-leaseback transactions are otherwise done in compliance with Section 7.02(c) above.

        7.11 Restricted  Payments;  No Permitted  Restrictions for Subsidiaries.
(a) The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

                (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;




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                (ii) the Borrower  may  purchase,  redeem or  otherwise  acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                (iii) any Subsidiary may declare and pay cash dividends to the Borrower;

                (iv) so long as no Default or Event of Default shall have occurred or would result after giving effect thereto, the Borrower may make cash dividend payments on its common stock not in excess of $3,000,000 in any Fiscal Year; and

                (v) Motor Coils or Touchstone may declare and pay dividends to MotivePower Investments in the form of promissory notes which otherwise satisfy the terms and conditions for loans under Section 7.04(c) (as if such dividend constituted a loan from MotivePower Investments instead of the Borrower).

                (b) The Borrower shall not permit any of its Subsidiaries (other than MK Gain) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (I) pay dividends or make any other distributions to the Borrower or any of its other Subsidiaries (1) on its capital stock or (2) with respect to any other interest or participation in, or measured by, its profits,
(II) pay any indebtedness owed to the Borrower or any of its other Subsidiaries,
(III) make loans or advances to the Borrower or any of its other Subsidiaries, or (IV) transfer any of its properties or assets to the Borrower or any of its other Subsidiaries (collectively, "Encumbrances"), except for such Encumbrances existing under or by reason of (1) this Agreement, (2) applicable law, (3) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (4) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in paragraph (b)(IV) above on the property so acquired.

        7.12 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.13 Change in Business; Holding Companies; FSC Operations. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on




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by the Borrower and its  Subsidiaries on the date hereof.  Both the Borrower and
MotivePower Investments shall only act as holding companies to own the capital stock of their Subsidiaries and shall not own other assets or conduct business operations except in accordance with past practices as in effect immediately after the Reorganization. The FSC will only be permitted to engage in business as a foreign sales corporation on a commission basis, being commissioned for foreign sales on an acceptable basis within the IRS guidelines, and will not have any assets or property of any kind other than Accounts then due and owing in the ordinary course of business from foreign Persons in aggregate amounts not in excess of $5,000,000 (and provided that an equivalent account receivable is created in favor of one of the Guarantors or the Borrower) and a minimal amount in a bank account which may be maintained in Barbados.

        7.14 Accounting Changes. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

        7.15 Capital Expenditures. The Borrower shall not, and shall not permit any Subsidiary to make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis would exceed during any Fiscal Year the amount of $15,000,000 plus an amount equal to the proceeds of equipment sales which are made and reinvested in replacement equipment in accordance with
Section 7.02(b) during any Fiscal Year.

        7.16 Maximum Ratio of Funded Debt to Cash Flow. The Borrower (on a consolidated basis with its subsidiaries other than MK Gain) shall not permit the ratio as of the last day of each Fiscal Quarter after the Closing Date of its (A) Funded Debt as of such date to (B) Cash Flow for the immediately preceding four Fiscal Quarters ending on such date, to be greater than (i) 3.50:1.00 for Fiscal Quarters ending during Fiscal Year 1997, (ii) 3.25:1.00 for Fiscal Quarters ending during Fiscal Year 1998, and (iii) 3.00:1.00 thereafter.

        7.17 Minimum Tangible Net Worth. The Borrower (on a consolidated basis with its Subsidiaries other than MK Gain) shall not permit its Tangible Net
Worth at any time to be less than the sum of (i) 90% of actual Tangible Net Worth as of December 31, 1996 (which excludes MK Gain), plus (ii) 75% of the Borrower's cumulative net income (which excludes MK Gain, and shall not in any event be reduced by losses) commencing January 1, 1997.

        7.18  Minimum Fixed Charges Coverage Ratio.    The Borrower
(on a consolidated basis with its Subsidiaries other than MK




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Gain) shall not permit the ratio of its (A)(i)  EBITDA,  plus (ii) rent  expense pursuant to all operating leases to (B) Fixed Charges, as of the last day of each Fiscal Quarter after the Closing Date for the immediately preceding four Fiscal Quarters ending as of the last day of each such Fiscal Quarter, to be less than 1.25:1.00.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. The Borrower fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or
(ii) within 3 days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document including, without limitation, any Specified Swap Contract; or

                (b) Representation or Warranty. Any representation or warranty by the Borrower or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Borrowing Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.01, 6.02, 6.03 for a period of five (5) days or
(ii) in any of Section 6.06 or 6.13 or in Article VII; or

                (d) Other Defaults. The Borrower or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

                (e)  Cross-Default.  The  Borrower  or any  of its  Subsidiaries
(other than MK Gain) (A) fails to make any payment in respect of any Indebtedness, preferred stock or Contingent Obligation, having an aggregate principal amount or redemption price (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due




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(whether by scheduled maturity,  required prepayment,  acceleration,  demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, preferred stock or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or preferred stock or beneficiary or beneficiaries of such Indebtedness or preferred stock (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or preferred stock to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                (f) Insolvency; Voluntary Proceedings. The Borrower or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any of its Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess




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



of $1,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

                (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k)      Change of Control.  There occurs any Change of
Control; or

                (l) Loss of Licenses. Any other Governmental Authority revokes or fails to renew any license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise and the result is a Material Adverse Effect; or

                (m)      Adverse Change.  There occurs a Material Adverse
Effect; or

                (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or
(g) of this Section occurs with respect to any Guarantor; or





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                (o)      Collateral.

                                (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any of its Subsidiaries party thereto or the Borrower or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                               (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

                (p) Cross-Acceleration to MK Gain Debt. A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of MK Gain or any of its Subsidiaries (or any Guaranty Obligation of MK Gain or any of its Subsidiaries), whether such Indebtedness or Guaranty Obligation now exists or shall be created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness or Guaranty Obligation prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness or Guaranty Obligation prior to its express maturity and, in each case, the principal amount of such Indebtedness or Guaranty Obligation, together with the principal amount of any other Indebtedness or Guaranty Obligation as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1,000,000 or more; or

                (q) Locomotive Leases. Any default, violation or breach shall occur in any covenants or agreements contained in any lease documents pursuant to which the Borrower or Boise Locomotive leases railroad locomotives from any other Person, and such locomotive lease shall be terminated, or such default, violation or breach shall continue, for more than the applicable grace period (and shall not have been waived in writing), and shall give the lessor thereunder the right to terminate such locomotive lease or otherwise bring suit of any kind against the Borrower or Boise Locomotive for injunctive relief, damages or other penalties or costs of any kind; or

        8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders,

                (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;





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                (b)  declare  the  unpaid  principal  amount of all  outstanding
Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

        8.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Specified Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Lenders, with respect to any Specified Swap Contract of such Specified Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contract, and (c) to prosecute any legal action against the Borrower to enforce net amounts owing to such Specified Swap Provider.

        8.04 Rights Not Exclusive. (a) The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the applicable Borrower's or any Guarantor's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent




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deems it  reasonable,  postpone  or  adjourn  any sale of the  Collateral  by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 10.12. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower or any other Person. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and the Guarantors irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and the Guarantors agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's and the Guarantors' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's and the Guarantors' rights under all licenses and all franchise agreements shall inure to the Agent's benefit. The proceeds of sale shall be applied in accordance with this Agreement and the Borrower shall remain liable for any deficiency.

                (c)      Supporting Letter of Credit; Cash Collateral.  If
                         --------------------------------------------
any Letter of Credit is outstanding upon the termination of this
Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the
Majority Lenders, in their sole discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit")
                                   ---------------------------
in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent and in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto, or (B) cash in amounts




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necessary to reimburse the Agent and the Lenders for payments made or to be made
(including, without limitation, the amount that the Agent estimates will be necessary to cover its expenses and legal fees in connection therewith) by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

        8.05 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 7.16, 7.17, or 7.18 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date; and (b) the date the Borrower delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                   ARTICLE IX

                                    THE AGENT

        9.01 Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of




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market  custom,  and is  intended  to create or reflect  only an  administrative relationship between independent contracting parties.

        9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in




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refraining  from  acting,  under this  Agreement  or any other Loan  Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either (i) if it is in substantially the form sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or
(ii) required to be consented to or approved by or acceptable or satisfactory to such Lender on the Closing Date, to the extent not so delivered to such Lender but available at Closing.

        9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and has made its own decision to enter into this Agreement and to extend credit to the Borrower and its Borrowing Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit  analysis,  appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, engage in Swap Contracts and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise




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the same as though it were not the Agent,  and the terms  "Lender" and "Lenders"
include BofA in its individual capacity.

        9.09 Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

        9.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

                                (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and two copies of IRS Form W-9; and





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                         (iii) such other form or forms as may be required under
        the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.




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        9.11  Collateral  Matters.  (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent (on behalf of the Lenders or otherwise) upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 10.01(f). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 9.11.

                (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrower or any Subsidiary) that the Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in the Mortgages.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and




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



acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders; or

                (f) discharge any Guarantor, or release any portion of the Collateral except as otherwise may be provided in the Collateral Document or this Agreement or except where the consent of the Majority Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the respective parties thereto.

        10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02 (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) or, if directed to the Borrower (at the address set forth below), or, in the case of any Person




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to such other address as shall be designated by such Person in a written  notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice in compliance with this
Section 10.02.

Notices to the Borrower should be addressed as follows:

        MotivePower Industries, Inc.
        200 Reedsdale Street
        Pittsburgh, PA  15233
        Attention:  General Counsel and Treasurer
        Telecopy No.: (412) 237-2269

with a copy to:

        Doepken Keevican & Weiss
        Professional Corporation
        37th Floor, USX Tower
        600 Grant Street
        Pittsburgh, PA  15219
        Attention:  James F. Bauerle
        Telecopy No.:  (412) 355-2609

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and other obligations hereunder shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or




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partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04  Costs and Expenses.  The Borrower shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to Section 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, syndication, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                (b) pay or reimburse the Agent, the Arranger and each Lender within five Business Days after demand (subject to Section 4.01(e)) for all costs and expenses (including, without limitation, Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans
(including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to Section 4.01(e)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

        10.05 Borrower Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination, resignation or replacement of




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the Agent or replacement  of any Lender) be imposed on,  incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or any Specified Swap Contracts or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                (b) (i) The Borrower shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including, without limitation, Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property, whether or not subject to a Mortgage in favor of the Agent or any Lender, or arising out of or related to any operations of the Borrower. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

                         (ii) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. The Agent or any Lender may in its discretion disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender. The Borrower understands and agrees that the Agent and the Lenders make no warranty or representation to the Borrower or any other Person regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that, depending on the results of any site visit, observation or testing by the Agent or any Lender and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from the Agent or any Lender.

                (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section shall be paid within 30 days after demand.

        10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

        10.08 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Borrower at all times other than during the existence of a Default or an Event of Default, and the written consent of the Agent, which consents of the Borrower and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that (i) the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit K ("Assignment and Acceptance") and (C) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500, (ii) if the assignor Lender or any of its Affiliates is a Specified Swap Provider with respect to any Specified Swap Contract, such Lender shall not assign all of its interest in the Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Lender or Affiliate with respect to all such Specified Swap Contracts, and (iii) for purposes of clarification, if the Borrower is entitled to consent to any assignment, it shall be deemed to be reasonable for the Borrower to withhold such consent if the proposed assignee is a Person primarily engaged in, a parent corporation or Subsidiary of, or under common control with a Person primarily engaged in the manufacture of railroad locomotives.

                (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

        10.09 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with any other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

        10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.11  Intentionally Omitted.

        10.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        10.16  Governing Law and Jurisdiction.  (a)  THIS AGREEMENT
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

                (c) Nothing contained in this Section shall override any contrary provision contained in any Swap Contract.

        10.17 Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE




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



TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings (including, without limitation, that certain Commitment Letter dated December 30, 1996 among the Borrower, the Arranger, BofA and Bank of America Illinois) of such Persons, verbal or written, relating to the subject matter hereof and thereof except as otherwise set forth in Section
1.04 and the Fee Letter.

                                      * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago by their proper and duly authorized officers as of the day and year first above written.


                                        MOTIVEPOWER INDUSTRIES, INC., as
                                        Borrower


                                        By:

                                        Title:



                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as Agent
                                        and a Lender


                                        By:

                                        Title:



                                        ABN AMRO BANK, N.V., as a Lender


                                        By:

                                        Title:



                                        THE BANK OF NEW YORK, as a Lender


                                        By:

                                        Title:



                                        CORESTATES BANK, N.A., as a Lender


                                        By:

                                        Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        a Lender


                                        By:

                                        Title:



                                        DG BANK DEUTSCHE GENOSSENSCHAFTS
                                        BANK, as a Lender


                                        By:

                                        Title:



                                        MELLON BANK, N.A., as a Lender


                                        By:

                                        Title:



                                        NATIONAL BANK OF CANADA, as a Lender


                                        By:

                                        Title:



                                        NATIONAL CITY BANK, as a Lender


                                        By:

                                        Title:



                                        PNC BANK, N.A., as a Lender


                                        By:

                                        Title:

                  IN WITNESS WHEREOF, the undersigned have accepted and agreed to this Agreement as of the date first above written.


                                          Motor Coils Manufacturing Company

                                          By:
                                          Title:


                                          Engine Systems Company, Inc.

                                          By:
                                          Title:


                                          Clark Industries Company

                                          By:
                                          Title:


                                          Power Parts Company

                                          By:
                                          Title:


                                          Touchstone Company

                                          By:
                                          Title:


                                          MotivePower Investments Limited

                                          By:
                                          Title:


                                          Boise Locomotive Company

                                          By:
                                          Title:


                                          MotivePower Foreign Sales Corporation

                                          By:
                                          Title:

                                                            SCHEDULE 2.01




                                   COMMITMENTS
                               AND PRO RATA SHARES



                                                                                                                          Pro
                                                               Term                         Revolving                     Rata
Lender                               Commitment                Commitment                   Commitment                    Share
Bank of America NT                   $12,000,000               $ 3,199,999.97               $ 8,800,000.03                16.0003%
& SA

ABN AMRO Bank,                       $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
N.A.
The Bank of                          $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
New York

Corestates Bank,                     $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
N.A.

Credit Lyonnais                      $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
New York Branch

DG Bank Deutsche                     $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
Gennossenschafts
Bank

Mellon Bank, N.A.                    $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%

National Bank of                     $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
Canada

National City Bank                   $ 7,000,000               $ 1,866,666.67               $ 5,133,333.33                9.3333%
of Pennsylvania

PNC Bank, N.A.                       $ 7,000,000               $ 1,866,666.67               $ 5,133.333.33                9.3333%
                                     -----------               --------------               --------------                -----

     TOTAL                           $75,000,000               $20,000,000.00               $55,000,000.00                100%











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